SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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o Soliciting Material Pursuant to Rule 14a-12

ALLEGIANT TRAVEL COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALLEGIANT TRAVEL COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 22, 2022

To the stockholders of Allegiant Travel Company:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Allegiant Travel Company (the "Company") will be held at our company headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144 on Wednesday, June 22, 2022 at 9:00 a.m. local time, for the following purposes:

(1)To elect Directors;

(2)To vote on a proposal to approve, on an advisory basis, the compensation of our named executive officers;

(3)To approve the 2022 Long-Term Incentive Plan (the "2022 LTIP");

(4)To ratify the selection by the audit committee of our board of directors of the firm KPMG LLP as our independent registered public accountants for the year ending December 31, 2022;

(5)To consider and vote on a stockholder proposal; and

(6)To transact such other business as may properly come before the meeting.

Holders of the Common Stock of record at the close of business on April 25, 2022 will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at the annual meeting.

It is important that your shares be represented at the annual meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope. You may also vote by telephone from the United States, or through the Internet, using the instructions on the proxy card. We encourage you to vote via telephone or the Internet to help save on postage costs. In addition, if you vote via the Internet, you may elect to have next year’s Proxy Statement and Annual Report delivered to you electronically. We encourage you to enroll in electronic delivery, as it is a cost-effective and sustainable way for us to provide you with electronic versions of the proxy materials and annual reports.

By Order of the Board of Directors,
Robert B. Goldberg
Secretary
April 29, 2022
Las Vegas, Nevada

ALLEGIANT TRAVEL COMPANY
1201 N. TOWN CENTER DRIVE
LAS VEGAS, NEVADA 89144
(702) 851-7300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2022

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on June 22, 2022, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of stockholders. Our annual meeting of stockholders will be held at our company headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, on Wednesday, June 22, 2022, at 9:00 a.m. local time. This proxy statement and accompanying form of proxy will be first sent or given to our stockholders on or about May 11, 2022. Our annual report for the year ended December 31, 2021, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, an advisory vote on executive compensation, ratification of our independent registered public accountants, the approval of our 2022 Long-Term Incentive Plan, and a stockholder proposal. In addition, our management will respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 25, 2022, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first come, first served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 18,117,231 shares of common stock outstanding. Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present.

How do I vote?

To vote, you may complete and return a written proxy card. You may also vote by telephone from the United States, or through the Internet, using the instructions on the proxy card. We encourage you to vote via telephone or the Internet to help save on postage costs and sustainably manage resources. In addition, if you vote via the Internet, you may elect to have next year’s Proxy Statement and Annual Report delivered to you electronically. We encourage you to enroll in electronic delivery, as it is a cost-effective way for us to provide you with electronic versions of the proxy materials and annual reports and helps us sustainably manage resources.

You can also vote in person at the meeting, and submitting your voting instructions by proxy card will not affect your right to attend and vote. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have voted by written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Allegiant Travel Company, 1201 N. Town Center Drive, Las Vegas, Nevada 89144, Attention: Robert B. Goldberg, Secretary.

What are the recommendations of our board of directors?

Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of directors, FOR approval of the advisory vote of the compensation of our named executive officers, FOR the ratification of KPMG LLP as our independent registered public accountants, FOR the approval of our 2022 Long-Term Incentive Plan, and AGAINST the stockholder proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?

The governing documents of the corporation have never required a supermajority vote. The vote required for each item is discussed below.

Election of Directors. Our By-Laws require that in an uncontested election, each director must be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event a nominee for director receives more “against” votes for his or her election than “for” votes, the board must consider such director’s resignation after consideration and a recommendation by the nominating committee. The majority voting standard does not apply in the event the number of nominees for director exceeds the number of directors to be elected. In those circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the annual meeting, will be elected.

With regard to the election of directors, the board intends to nominate the eight persons identified as its nominees in this proxy statement. Because we have not received notice from any stockholder of an intent to nominate directors at the annual meeting, each of the directors must be elected by a majority of votes cast. For these purposes, abstentions and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.
Advisory Vote on Compensation of Named Executive Officers. The resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the resolution. Abstentions and broker non-votes are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker non-votes will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Ratification of Independent Registered Public Accountants. To approve the ratification of our independent registered public accountants, the resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition of the resolution. Abstentions and broker non-votes will not have any effect on the proposal to ratify the appointment of our independent registered public accountants.
Approval of 2022 Long-term Incentive Plan. To approve the 2022 Long-Term Incentive Plan, the plan will be approved if the number of votes cast in favor of the plan exceeds the number of votes cast in opposition to the plan. Abstentions and broker non-votes are not considered as shares voting or as votes cast with respect to any such matter presented at the annual meeting. As a result, abstentions and broker non-votes will not have any effect on the proposals to approve the 2022 Long-Term Incentive Plan.

Stockholder Proposal and Other Items. The stockholder proposal and any other item which may properly come before the meeting will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition of the proposal. Abstentions and broker non-votes will not have any effect on any such proposal.
Our management knows of no matter to be brought before the meeting other than the election of directors and those other items described in this proxy statement. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted as recommended by our board of directors or, if no recommendation is given, in accordance with the judgment of the person or persons voting such proxies.
How will proxies be solicited?

Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone, email or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes. This proxy statement and our annual report are available on our web site, www.allegiant.com.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of our common stock as of April 25, 2022 (or dates as otherwise noted), by (A) each director, (B) each of the executive officers named in the Summary Compensation Table beginning on page 31, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than five percent of our outstanding common stock.

Each stockholder’s percentage ownership in the following table is based on 18,117,231 shares of common stock outstanding as of April 25, 2022.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Maurice J. Gallagher, Jr. (1)	2,389,548	13.2%
BlackRock, Inc. (2)	2,347,110	13.0%
The Vanguard Group (3)	1,622,437	9.0%
Wasatch Advisors, Inc. (4)	1,205,583	6.7%

Named Executive Officers and Directors:
Maurice J. Gallagher, Jr. (1)	2,389,548	13.2%
Montie Brewer (5)	16,000	*
Linda Marvin (6)	7,000	*
Charles Pollard (7)	15,000	*
Gary Ellmer (8)	1,490	*
Ponder Harrison (9)	22,128	*
Sandra Morgan (10)	1,000	*
John Redmond (11)	217,990	1.2%
Scott Sheldon (12)	21,718	*
Gregory Anderson (13)	26,301	*
Robert P. Wilson III (14)	15,961	*
Scott DeAngelo (15)	8,535	*
All executive officers and directors as a group (12 persons) (16)	2,742,671	15.1%
* Represents ownership of less than one percent.

(1)The address of Maurice J. Gallagher, Jr., is 1201 N. Town Center Drive, Las Vegas, Nevada 89144. These shares include 211,000 shares of common stock held by two entities controlled by Mr. Gallagher. The shares also include 9,596 shares of restricted stock not yet vested. Of Mr. Gallagher's ownership, 800,000 shares are pledged under a line of credit agreement under which there was a $25,000,000 balance as of April 25, 2022, less than 20 percent of the value of the shares pledged.
(2)Information is based on a Schedule 13G/Amendment No. 15 filed with the Securities and Exchange Commission on January 27, 2022, by BlackRock, Inc. The Schedule 13G/Amendment No. 15 reports that as of December 31, 2021, BlackRock, Inc. has sole voting power over 2,333,284 shares and sole dispositive power over 2,347,110 shares which are owned by various subsidiaries of BlackRock, Inc. with no subsidiaries (other than BlackRock Fund Advisors and iShares Core S&P Small-Cap ETF) owning more than five percent of our outstanding common stock. The address of this beneficial owner is 55 East 52nd Street, New York, NY 10055.
(3)Information is based on a Schedule 13G/Amendment No. 8 filed with the Securities and Exchange Commission on February 9, 2022, by The Vanguard Group as an investment adviser. The Schedule 13G/Amendment No. 8 reports that as of December 31, 2021, The Vanguard Group beneficially has shared voting power over 27,761 shares, sole dispositive power over 1,587,639 shares and shared dispositive power over 34,798 shares. The address of this beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)Information is based on a Schedule 13G/Amendment No. 2 filed with the Securities and Exchange Commission on February 9, 2022, by Wasatch Advisors, Inc.. The Schedule 13G/Amendment No. 2 reports that as of December 31, 2021, Wasatch Advisors, Inc. beneficially has sole voting and dispositive power over 1,205,583 shares. The address of this beneficial owner is 505 Wakara Way, Salt Lake City, Utah 84108.
(5)Includes 1,000 shares of restricted stock held by Mr. Brewer not yet vested as of the date of this proxy statement.
(6)Includes 1,000 shares of restricted stock held by Ms. Marvin not yet vested as of the date of this proxy statement.
(7)Includes 1,000 shares of restricted stock held by Mr. Pollard not yet vested as of the date of this proxy statement.
(8)Includes 1,000 shares of restricted stock held by Mr. Ellmer not yet vested as of the date of this proxy statement.
(9)Includes 1,000 shares of restricted stock held by Mr. Harrison not yet vested as of the date of this proxy statement.
(10)Includes 1,000 shares of restricted stock held by Ms. Morgan not yet vested as of the date of this proxy statement.
(11)Includes 4,086 shares of restricted stock held by Mr. Redmond not yet vested as of the date of this proxy statement.
(12)Includes 13,233 shares of restricted stock held by Mr. Sheldon not yet vested as of the date of this proxy statement.
(13)Includes 12,164 shares of restricted stock held by Mr. Anderson not yet vested as of the date of this proxy statement.
(14)Includes 6,631 shares of restricted stock held by Mr. Wilson not yet vested as of the date of this proxy statement.
(15)Includes 5,326 shares of restricted stock held by Mr. DeAngelo not yet vested as of the date of this proxy statement.
(16)See footnotes 1, 5-15.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding options, warrants and other rights to acquire equity securities under our equity compensation plans as of December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders (1)	—	N/A	240,792

(1)There are no securities to be issued under any equity compensation plans not approved by our security holders.
(2)Our 2016 Long-Term Incentive Plan applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at two times its number for purposes of the plan limit. As a result, a maximum of 120,396 shares of restricted stock are remaining for future issuance under the 2016 Long-Term Incentive Plan as of December 31, 2021.

Pledging Policy

The Company has not adopted any policy to restrict the ability of employees (including officers) or directors to hedge any equity ownership in the Company. As such, employees and directors may purchase financial instruments (including variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of Company equity securities. Any such transactions by our named executive officers or directors are disclosed in the footnotes to the stock ownership table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10 percent of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to transactions during 2021 and through the date of this statement, or written representations from certain reporting persons, we believe that our directors and executive officers have complied with all filing requirements applicable to them except that on two occasions, a Form 4 for our reporting officers was filed late. In one case, a stock grant of 1,234 shares was reported two days late and in the other case, a stock sale of 950 shares was reported three weeks late. We note we have had one or more stockholders with more than 10 percent ownership during 2021 which are not insiders. These 10 percent owners did not file reports on Form 3, 4 or 5 during 2021.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our By-laws provide that there shall be eight directors. Each year, all members of our board of directors are to be elected. All directors serve for a one-year term.

The following table sets forth certain information with respect to our board of directors as of April 29, 2022:

Name	Age	Position	Director Since (1)
Maurice J. Gallagher, Jr.	72	Chief Executive Officer, Chairman of the Board	2001
John Redmond	63	President, Director	2007
Montie Brewer (2) (3)	64	Director	2009
Gary Ellmer (3) (4)	68	Director	2008
Ponder Harrison	60	Director	2019
Linda A. Marvin (3) (4)	60	Director	2013
Charles Pollard (2) (4)	64	Director	2009
Sandra Morgan (3)	43	Director	2021

(1)Each director serves for a one-year term with all directors being elected at each stockholders’ meeting.
(2)Member of the compensation committee.
(3)Member of the nominating and governance committee.
(4)Member of the audit committee.

Nominees for Election as Directors

All of our directors are to be elected at this annual meeting. The nominating and governance committee of our board of directors has recommended, and our board of directors has approved, the nomination of all existing board members for reelection for a one-year term expiring in 2023. Each elected director will hold office until his or her term expires and until his or her successor is duly elected and qualified.

In accordance with the provisions of our By-laws, each nominee has submitted his or her resignation from the board to become effective if the nominee receives more “against” votes than “for” votes and if the resignation is accepted by the board after consideration and recommendation by the nominating and governance committee.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If, for any reason, any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

Below are the principal occupations and business experience, for at least the past five years, of each nominee. In addition, we indicate below the experience and qualifications which led the board of directors to conclude that each person should serve on the board:

Maurice J. Gallagher, Jr. has been actively involved in the management of our company since he became our majority owner and joined our board of directors in 2001. He has served as our chief executive officer since 2003 and was designated chairman of the board in 2006. Mr. Gallagher will step down as chief executive officer as of June 1, 2022, but will continue to serve as executive chairman. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (the predecessor of AirTran which later merged into Southwest Airlines) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir Commuter Airlines.

As the founder of our business strategy and as our chief executive officer for the last 18 years, Mr. Gallagher provides invaluable strategic direction, innovation and experience to our board.

John Redmond was originally elected to our board in 2007 and served until June 2013, when he resigned to assume a full-time commitment in Australia. After the completion of his commitment, he was once again designated to serve on the board in April 2014 and in September 2016, he was hired as the company's president. Mr. Redmond will assume the role of chief executive officer as of June 1, 2022. From January 2013 until April 2014, Mr. Redmond served as managing director and chief executive officer of Echo Entertainment Group, Ltd., a gaming and hospitality company. From 2007 until January 2013, Mr. Redmond devoted his time to his private investments. Mr. Redmond served as president and chief executive officer of MGM Grand Resorts, LLC and a director of its parent company, MGM Mirage, from 2001 until 2007. Prior to that, he served as co-chief executive officer and a director of MGM Grand, Inc. from December 1999 to March 2001. He was senior vice president of MGM Grand Development, Inc. from 1996 to 1999. He served as vice-chairman of MGM Grand Detroit, LLC from 1998 to 2000 and chairman from 2000 until 2007. Prior to 1996, Mr. Redmond was senior vice president and chief financial officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc. Mr. Redmond has served as a director of Vail Resorts, Inc. since 2008.

Mr. Redmond’s prior experience as chief executive officer of MGM entities and extensive prior experience with other resorts provide a travel industry perspective not shared by the other members of our board. With the development of Sunseeker Resorts, Mr. Redmond’s input is particularly valuable to our board.

Montie Brewer was elected to our board in 2009. Mr. Brewer served in senior management roles for Air Canada from 2002 until 2009, serving as its president and chief executive officer from 2004 until 2009. Mr. Brewer served on the board of directors of Air Canada from 2004 until 2009. Prior to Air Canada, Mr. Brewer served as senior vice president-planning for United Airlines and previously worked at Northwest Airlines, Republic Airlines, Braniff and TransWorld Airlines, beginning his employment in the airline industry in 1981. Mr. Brewer served as an executive officer of United Airlines from 1988 until 2002. Mr. Brewer has also served as a director of Finnair since March 2018 and as a director of ID90, an IT provider, since April 2017. Mr. Brewer also served as a director of Radixx International, an IT provider, from 2016 to 2019.

Mr. Brewer is an innovator in airline network, revenue, distribution and retailing which has allowed him to be very helpful and supportive in Allegiant’s strategic and commercial development. Having experience in both legacy and low cost carriers in North America and Europe, Mr. Brewer provides perspectives on the industry not readily available to Allegiant. Mr. Brewer’s prior experience as chief executive officer of Air Canada for more than four years, and his more than 28 years in management positions at multiple airlines, provide the background for a conclusion that he is a valuable addition to our board.

Gary Ellmer was elected to our board in 2008. Mr. Ellmer served in senior management positions for ATA Airlines from 2006 until February 2008, serving as chief operating officer from September 2007 until February 2008. Mr. Ellmer served as president and chief operating officer of Executive Airlines/American Eagle Caribbean from 2002 until 2006. From 1998 until 2002, he served in various officer positions for American Eagle Airlines, Business Express Airlines and WestAir Commuter Airlines. Mr. Ellmer is an eight-year veteran of the United States Marine Corps.

Mr. Ellmer’s service as chief operating officer of three airlines, and more than 27 years of experience in the airline industry, provide significant experience with regard to all facets of airline operations, including safety management, safety system development, reliability systems design, labor relations, pilot and technician training programs, FAA interface and regulatory procedures, quality control systems and procedures, maintenance and engineering systems and procedures, accident and incident prevention, accident and incident control, and development and testing of emergency response plans. This experience supports a conclusion that he should continue to serve on our board.

Ponder Harrison was elected to our board in October 2019. Mr. Harrison previously served as an executive officer of the Company from 2002 until 2009, during which period he was responsible for marketing and sales, pricing and revenue management, inflight and people services, distribution and e-commerce strategies. Mr. Harrison continued to consult with the Company from 2009 until March 2017 when he joined the Company as its executive vice president. Mr. Harrison resigned from this position in April 2017 due to personal reasons. Since then, Mr. Harrison has devoted his time to philanthropic activities and his personal investments. He joined the national Parkinson’s Foundation board of directors in April 2019. In addition, Mr. Harrison has served as an executive partner of Comvest Partners since March 2018 and has been a strategic advisor to Franklin Templeton’s Blackhorse Industrial Technology Fund since September 2017. Mr. Harrison was President of Corporate Aircraft Partners, Inc. from 2001 through 2002. In 1999, he co-founded Virtual Premise, Inc., which was a leading SaaS provider of commercial real estate information management solutions. He served as its Chairman and CEO until its acquisition by CoStar Group, Inc. in 2011.

Earlier in his career, Mr. Harrison was vice president of sales and marketing for ValuJet Airlines from its commencement of business in 1993. After its merger with AirTran, he served as senior vice president of marketing until 1998. Before joining ValuJet, Mr. Harrison worked in various management roles at Delta Air Lines from 1983 through 1992.

Mr. Harrison’s extensive experience in the airline business and in sales and marketing substantiated his addition to the board in 2019 and his value to the Company on an ongoing basis.

Mr. Harrison also brings a diverse background and maintains a core-competency in technology and enterprise software development, having served as a founder, CEO and Chairman of a successful SaaS enterprise company. Providing additional benefit to this end, Mr. Harrison is an active private investor in the global industrial technology market segment while also serving as an Advisor to Franklin Resources’ Blackhorse Fund, a venture and private equity investment entity.

Linda A. Marvin was elected to our board in 2013. Ms. Marvin served as chief financial officer of the Company from 2001 until 2007 and consulted with the Company on a part-time basis until 2008. Since then, Ms. Marvin has dedicated her time to philanthropic activities and her private investments. She served as an officer of The Animal Foundation from 2010 until 2013 and served as its chairman from 2013 until 2016. She is also a member of the United Way's Women's Leadership Council. From 1996 through 2001, Ms. Marvin held various management positions for Mpower Communications, including chief financial officer and senior vice president of finance. Prior to that, she was involved in the airline industry in various finance and accounting roles with Business Express/Delta Connection and with WestAir Commuter Airlines and earlier in her career, served as an audit manager with KPMG Peat Marwick. Since 2018, Ms. Marvin has served on the Board of Advisory Directors of U.S. Bank National Association.

Ms. Marvin’s financial and accounting literacy, leadership expertise, general business knowledge, depth of knowledge of our company, having previously served as our chief financial officer, and her extensive airline industry experience, leads us to conclude she is qualified to serve on, and a valuable addition to, our board.

Sandra Douglass Morgan was selected to fill a vacancy on the board created by an amendment to the By-laws in October 2021. Ms. Morgan serves as an of counsel attorney with Covington & Berling, an international law firm, since November 2021. She has been the owner/manager of Douglass Morgan, LLC, a legal and consulting firm, since January 2021. She is the immediate past Chairwoman of the Nevada Gaming Control Board, having served in that position from January 2019 until November 2020. She was appointed to this role by Governor Steve Sisolak and is the first African-American to have served as Chair. Ms. Morgan was previously appointed to the Nevada Gaming Commission by Governor Brian Sandoval in April 2018. While serving as a Commissioner, Ms. Morgan also served as Director of External Affairs for AT&T Services, Inc. from September 2016 to January 2019 and was responsible for managing AT&T’s government and community affairs in Nevada. She previously served as the City Attorney for the City of North Las Vegas from May 2008 to August 2016 and was the first African-American City Attorney in the State of Nevada. Prior to her public service with the City of North Las Vegas, Ms. Morgan served as Litigation Attorney for MGM Mirage (now known as MGM Resorts) from 2005 to 2008. Ms. Morgan previously served as an Athletic Commissioner on the Nevada State Athletic Commission and served on the board of directors for Jobs for Nevada’s Graduates.

Ms. Morgan also serves as an independent director with Fidelity National Financial, Inc. (NYSE:FNF) a leading provider of title insurance and transaction services to the real estate and mortgage industries, and with Caesars Entertainment, Inc. (NYSE:CZR) a geographically diversified gaming and hospitality company.

Ms. Morgan’s experience in highly regulated industries and the hospitality industry provides skills of unique value to the board particularly as we expand our hotel efforts with Sunseeker. In addition, her regulatory experience and local government experience as a former Chief Legal Officer of a municipality provides further benefit for the Company with regard to policy, rule making, and land use matters.

Charles W. Pollard was elected to our board in 2009. Mr. Pollard served in various executive positions for Omni Air International from 1997 until 2009, including as its president and chief executive officer from January 2007 until September 2008. Prior to his employment with Omni Air International, Mr. Pollard served in various executive positions for World Airways from 1987 until 1997, including as president and chief executive officer from 1993 to 1997. Mr. Pollard began his career as an attorney in the corporate practice group of Skadden, Arps, Slate, Meagher & Flom LLP from 1983 to 1987. Mr. Pollard served as a director of Air Partner, PLC from 2009 through 2014, and has served as a director of Aircastle Limited since 2010.

Mr. Pollard’s CEO experience in two airlines is relevant to the challenges of growing our company. His experience on the board of Aircastle Limited, a global aircraft leasing group, where he chairs both the compensation committee and the risk and governance committee, provides our board insights into aircraft markets. His law firm experience in corporate finance and mergers and acquisitions provides depth in those areas.

Our board of directors recommends that stockholders vote FOR each of the nominees to our board of directors. Please note that proxies cannot be voted for more than eight directors.

Board Diversity

Board Size
Total number of independent directors	6

Gender	Male	Female
Number of independent directors based on gender identity	4	2

Number of independent directors identifying in the categories below
Black or African-American		1
White	4	1

Director Independence

Our board of directors has determined that all of our directors, other than Maurice J. Gallagher, Jr. and John Redmond, are independent under the rules of the Nasdaq Stock Market. As neither Mr. Gallagher nor Mr. Redmond serve on any of the board’s committees, all committee members are independent under the rules of the Nasdaq Stock Market.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and nominating and governance committee. Each committee has the right to retain its own legal and other advisors.

Audit Committee

The audit committee is currently comprised of Gary Ellmer, Linda Marvin and Charles Pollard, each of whom is independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Linda Marvin has been identified as the audit committee financial expert and serves as the chairperson of the committee. Our audit committee met six times during the 2021 year, including action taken by the committee as part of a full board meeting.

Our board of directors has adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Corporate Governance” under which the “Committee Charters” are found. Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.
The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management.
Compensation Committee

The compensation committee is comprised of Montie Brewer, Ponder Harrison and Charles Pollard, each of whom is a non-employee director and is independent under the Nasdaq Stock Market listing standards. Our compensation committee met six times during the 2021 year, including action taken by the committee as a part of full board meetings.

Our board of directors has adopted a charter for the compensation committee setting forth the structure, powers and responsibilities of the compensation committee. A copy of the charter of the compensation committee can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Corporate Governance” under which the “Committee Charters” are found.
The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our named executive officers. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants, and administers our long-term incentive plan. Our chief executive officer and chairman of the board, Maurice J.

Gallagher, Jr., provides input to the compensation committee in making compensation decisions for our other executive officers.

Nominating and Governance Committee

The nominating and governance committee is authorized and empowered to submit to the entire board of directors for its approval, the committee’s recommendations for nominees to the board of directors. The nominating and governance committee consists of Montie Brewer, Gary Ellmer, Linda Marvin and Sandra Morgan. All of the current members of our nominating and governance committee are independent under the rules of the Nasdaq Stock Market. Our nominating committee met two times during the 2021 year, including action taken by the committee as part of a full board meeting.

The responsibilities of the nominating and governance committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders, and recommend nominees for any committee of the board. In April 2022, the nominating committee adopted changes to its charter to expand its role to that of a nominating and governance committee. The additional responsibilities added are in the areas of developing corporate governance guidelines, oversight of ESG risks and goals, review performance of board members and review of stockholder proposals. A copy of the charter of the nominating and governance committee can be found on our website at www.allegiant.com by clicking on “About Allegiant,” then “Investor Relations,” then “Corporate Governance” under which the “Committee Charters” are found.

To fulfill its responsibilities, the nominating and governance committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating and governance committee will evaluate each incumbent's continued service, in light of the board’s collective requirements, at the time such director comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating and governance committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating and governance committee will review the qualifications of each candidate. Final candidates will generally be interviewed by our chairman of the board and one or more other board members. The nominating and governance committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.
The nominating and governance committee’s charter provides general qualifications nominees should meet. These qualifications include the following:

•Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing experience in areas that are relevant to our business activities.
•Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, which would reasonably be expected to adversely affect his or her ability to perform the duties of a director.
•A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us. The nominating and governance committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting is released to stockholders in connection with the previous year’s annual meeting of stockholders.

In addition, the nominating and governance committee will consider for inclusion in the board’s annual slate of director nominees, candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than five percent of our voting stock for at least two years as of the date the recommendation was made, and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating and governance committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting. The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating and governance committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion in the board’s slate of nominees, the board and nominating and governance committee may consider all information relevant, in their business judgment, to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board. The nominating and governance committee would expect to use the same procedures to evaluate nominees for director whether recommended by a stockholder or recommended by another source. To date, we have not received any board nominee recommendations from stockholders.

Our board has determined that we are benefited by having a relatively small board with directors with substantial relevant industry experience. The board does not anticipate any imminent changes to the composition of the board, but expects the nominating and governance committee to consider diversity as well as relevant industry experience in identifying nominees for director in the future.

The nominating and governance committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.
Stockholder Proxy Access
In 2018, the board of directors adopted revisions to our By-laws, putting into place balanced proxy access provisions consistent with public companies which have adopted proxy access and our board governance structure and particular circumstances. We believe these provisions provide meaningful, effective and accessible proxy access rights to our stockholders, and balance those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our proxy access provisions permit a stockholder, or a group of stockholders (an unlimited number), owning five percent or more of the Company’s stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to 20 percent of the board (or if such amount is not a whole number, the next lower whole number, but not less than one director) if such nominating stockholders and nominee satisfy the requirements set forth in our By-laws.

Meetings of our Board of Directors

Our board of directors met nine times during the 2021 year. Each of our incumbent directors attended at least 75 percent of the total of all board and committee meetings he or she was entitled to attend during the 2021 year, only one of our directors having missed only one meeting during the year.

It is our policy to encourage board members to attend each annual meeting of stockholders so that the board is adequately represented. As our annual meeting of stockholders is not held coincident with any board meeting so as not to distract from the business of the board, three of the members of our board of directors attended our annual stockholders’ meeting in 2021.

Independent members of our board may be contacted by letter directed to the named member in care of Allegiant Travel Company, Corporate Secretary, 1201 N. Town Center Drive, Las Vegas, Nevada 89144. The sealed envelope will be sent on to the addressee by our corporate secretary.
Board Leadership Structure

We believe our chief executive officer, Maurice Gallagher, Jr., has been well suited to serve as chairman of the board, as he is our largest stockholder and he has led the development and implementation of our business strategy since he acquired a majority interest in the Company in 2001. As chairman and chief executive officer, Mr. Gallagher has provided clear direction for both the operations of our Company and board deliberations, and as a result of his stock ownership position and his service without any base compensation, his interests are fully aligned with those of our stockholders.

As of June 1, 2022, the roles of chairman of the board and chief executive officer will be split as Mr. Gallagher will continue in the role of chairman of the board and Mr. Redmond will assume the duties of the chief executive officer.

Our board has established the role of lead independent director. The lead independent director is rotated among the independent board members as all of our outside directors have extensive relevant industry and executive experience. Ponder Harrison currently serves as lead independent director. It is expected that each lead independent director will serve for a one-year or two-year term until his or her successor assumes those responsibilities. The lead director’s responsibilities are to: (a) preside at and establish the agenda for executive sessions of the non-management directors and any other meetings of non-management directors; (b) communicate feedback to the chairman following executive sessions; (c) preside at all meetings where the chairman is not present or where the chairman could be perceived as having a conflict of interest; (d) consult with the chairman concerning board meeting agendas; (e) serve as liaison between the chairman and non-management directors as appropriate; (f) call meetings of the non-management directors, if appropriate; and (g) perform such other duties as may be delegated to him or her by the chairman, the full board or the independent directors.
The independent directors meet outside the presence of the executive officers on the board on a quarterly basis. Further, it is important to note that all of our directors are elected annually, the board receives updates on our operating strategies from the chief executive officer and other members of senior management at each quarterly board meeting, and financial information is provided to directors on a monthly basis. The board believes all of the foregoing factors provide an appropriate balance between effective and efficient Company leadership and sufficient oversight by non-management directors.
Risk Oversight

While risk management is the primary responsibility of our management team, our board of directors is regularly involved in the oversight of the most material risks faced by us and monitors areas of risk as a routine board agenda item. Of the eight members on the board, six are independent directors, and each of these has extensive experience in managing companies in the travel industry, having each served more than ten years in executive or finance positions with airlines. Bringing this exceptional depth of experience, the board is involved in all critical decisions regarding strategic direction, choice of aircraft, significant aircraft purchase transactions, finance transactions, the development of a hotel resort, application of cash to stock repurchases or payment of dividends, fuel hedging opportunities, any merger and acquisition opportunities, and any other material Company decisions outside of the ordinary course of our operations.

One area of risk oversight relates to our operations and the maintenance and safety of our aircraft. In this regard, our senior operations personnel make a presentation to the board at or prior to each quarterly board meeting. The airline experience of our board allows it to meaningfully participate in the oversight of this risk area.

Our board committees, which are comprised solely of independent directors, also participate in risk oversight.

The audit committee oversees risks related to our financial reporting and internal controls with quarterly meetings, including private sessions with our outside auditing firm, our internal audit personnel, and management responsible for financial accounting. Audit committee approval is also required for any related party transactions.

Our board, and the compensation committee in particular, manages the risk inherent to our compensation programs. Our board believes the risk associated with our compensation programs has been reduced to a large extent as management’s interests are aligned with those of our stockholders since the value of stock grants is based on the stock price, there is a cash bonus potential for our successor chief executive officer based on meaningful stock price appreciation and the vesting schedule associated with stock grants incentivizes long-term growth rather than short-term risk taking. In addition, the majority of executive compensation is paid through equity grants under which the value depends on the value of our stock. Further, our stockholders have not suffered any dilution from equity grants as the number of shares repurchased by us under stock repurchase plans over the years has exceeded the number of shares subject to equity grants.

Even when the oversight of a specific area of risk has been delegated to a committee, the full board may maintain oversight over such risks through regular reports from the committee to the full board.

Environmental, Social Responsibility and Governance Practices

In addition to our overall dedication to ethical and accountable business practices, our management understands a modern approach to running our Company must be aligned with a commitment to corporate social responsibility, including being a good steward of the environment, a good neighbor in our community and a good place to work for our team members. We believe integrating our social and environmental values into our business governance as part of that commitment generates long-term value for our business, our stockholders, our team members and the community at large.

In 2022, we entered a 3-year partnership with Schneider Electric to develop a comprehensive ESG program, which includes the following:

–Identify and prioritize relevant ESG topics through a materiality assessment
–Establish ESG goals and environmental goal achievement plans
–Develop inaugural ESG report referencing the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) frameworks and laying the groundwork for reporting in alignment with the Task Force on Climate-related Financial Disclosures (TCFD)
–Provide ongoing carbon emissions reporting of Scope 1, 2 and 3 greenhouse gas (GHG) emissions using Schneider Electric’s EcoStruxureTM Resource Advisor
–Support the communications efforts around our ESG program

To conduct the materiality assessment, we benchmarked material ESG topics across our industry, competitors and peers, global reporting frameworks and third-party rating and ranking methodologies. We then engaged with more than 400 key stakeholders including customers, employees, suppliers, stockholders and community partners. Based on survey and interview results, we have identified the following topics as material to Allegiant Air. The material topics will guide our ESG goal development and inaugural ESG report, to be published in late 2022.

–Environmental: Emissions, Energy, Waste & Hazardous Materials
–Social Capital: Product Quality & Safety, Data Security, Customer Privacy, Human Rights
–Human Capital: Benefits & Work-Life Balance, Non-Discrimination, Employee Health & Safety, Employment, Diversity, Equity & Inclusion, Employee Training & Development, Labor Management, Response to COVID
–Governance & Leadership: Accident & Safety Management, Business Ethics & Integrity, Anti-Corruption, Competitive Behavior

Environmental

The aviation industry accounts for roughly two percent of global greenhouse gas emissions, almost all of which is attributable to aircraft fuel. In 2013, we began the process of transitioning our fleet from a mixture of MD-80 aircraft and Boeing 757 aircraft to an all-Airbus fleet with the transition concluding in November of 2018. Throughout this transition period and continuing through 2021, we saw significant improvement in fuel efficiency. During 2021, we consumed 205 million gallons of fuel averaging 85.4 ASMs per gallon of fuel, a 36 percent improvement when compared to 2012. We recently announced an agreement with Boeing and CFM International to purchase 50 newly manufactured Boeing 737 aircraft powered by LEAP 1-B engines, with deliveries beginning mid-2023. This aircraft is expected to burn up to 20 percent less fuel than our existing fleet, while offering increased seating capacity.

As of December 31, 2021, the composition of our fleet included Airbus A320 series aircraft ("Airbus A320 series aircraft" are intended to describe both Airbus A319 and A320 aircraft) with seat configurations ranging from 156 to 186 seats, some of which are fitted with fuel-efficient Sharklets. As we grow the fleet over the next several years, the preference will be to continue adding 186-seat Airbus aircraft in addition to our Boeing 737 order. We expect to continue to see modest improvements in fuel efficiency due to further upgauging.

Despite the significant fuel efficiencies gained over the past decade, we recognize we have a responsibility to do more. We have an internal Fuel Steering Committee that meets monthly to discuss various alternatives to conserve fuel. In conjunction with the focused efforts and contributions of our pilots, dispatchers, and stations personnel, we have implemented several fuel conservation practices, which include the following:

–Single engine taxi in and out, as time permits
–Constant descent angle approach, as permitted by air traffic
–Flaps 3 for landing, an Airbus green procedure creating less drag during the landing process, conditions permitting
–Idle thrust reverse for landing, conditions permitting
–Auxiliary power unit fuel optimization
–Route optimization
–Data collection by aircraft to identify performance deterioration and rectify where necessary
–Trial of several electric ground handling equipment

In addition to the above initiatives, the Fuel Steering Committee is currently researching sustainable aviation fuel to see if this could be a viable option on some of our routes.

Unlike many air carriers focused on business travel, our strategy is to provide access to affordable travel for leisure travelers who highly value their vacations and are likely to take vacations in any economic environment. We are a low utilization air carrier focusing on leisure travel, thus we seek to closely match our available capacity with demand trends in providing only non-stop service from under-served cities to leisure destinations. By way of example, in 2021 during our peak demand period in July, we averaged 9.4 system block hours per aircraft per day while in September, we averaged only 4.9 system block hours per aircraft per day when leisure demand is seasonally lower. This practice of significantly reduced flying during the off-peak periods leads to consistently high load factors, and further enhances fuel efficiency. During 2021, we consumed roughly 16.6 gallons of fuel per thousand revenue passenger miles compared with an industry average of 18.9 gallons per thousand revenue passenger miles, or 12 percent more efficient on a revenue passenger mile basis. We offer all non-stop flights, directly from 132 cities as of February 14, 2022, providing service in many markets abandoned or under-served by larger carriers. If not for Allegiant, many of the customers we serve would not have access to direct flights by virtue of either geography or price point. Prior to our initiation of service on these routes, many of these passengers either traveled by car, which is significantly less fuel efficient than air travel, or traveled by car to larger airports to fly, where higher cost connecting flights were the only option. As fuel consumption is greatest during take-off, the ability to travel to the destination with a single take-off, as opposed to at least two take-offs on connecting flights, is more fuel efficient.

Safety

Amid various uncertainties and public concern during the COVID-19 pandemic, we have implemented the below measures to ensure health and safety for all traveling on our flights. Due to our focus on these health and safety measures, we were ranked by Safe Travel Barometer in August 2020 as the #1 airline among North American carriers and among the top five worldwide for best COVID-19 Traveler Safety Measures, with results based on an independent audit of more than 150 airlines.
–Maintain a comprehensive cleaning program for all aircraft that includes a regular schedule of standard and deep-clean procedures in line with both CDC and Airbus guidance.
–Aircraft receive regular treatment with an advanced antimicrobial protectant that kills viruses, germs and bacteria on contact for 14 days.
–Utilize VOC (volatile organic compound) filters on board every aircraft, which remove additional organic compounds and ensure that cabin air is changed, on average, every three minutes, exceeding HEPA standards.
–Complimentary single-use face mask available to all of our customers.
–Treat hard surfaces in all office areas, including airport station offices, maintenance facilities, headquarters/administrative offices, with antimicrobial disinfectant/protectant.
–Partner with Quest Diagnostics to provide at home COVID-19 test kits to employees in the event local testing is not immediately available.

In April 2019, the Company was an early adopter of an Airbus program known as Skywise Health Monitoring (“SHM”), a preventive maintenance program that saves us time and decreases the cost of unscheduled maintenance. Using SHM enables end-to-end unscheduled event management/fixes, for example by anticipating tools and parts availability closest to the aircraft. In addition, our use of e-manuals in the cockpit ensures nearly real-time updates to our operations manuals.

Data Security

We continue to invest heavily in cyber-security, cyber-risk, and privacy initiatives. We employ experienced staff dedicated to cyber-security and cyber-risk analysis, process and technology. We continue to evaluate and proactively implement new preventive and detective processes and technologies including forward-looking threat intelligence and data-centric security measures. One of our current and ongoing data security initiatives is the migration of critical business applications into the cloud infrastructure, which will allow us to take advantage of analytics and automation functionality. These improvements also provide further opportunities to increase business intelligence and flexibility, improve business continuity and mitigate disaster scenarios. We intend to continue investing resources in cyber security to protect our data and our customers' privacy.

In addition, all companies in the US are subject to increased regulatory demands in data privacy. The Company monitors new and upcoming legislation and the associated legal requirements. The Company has implemented tools that give consumers the required control over their personal information in compliance with these regulations. We require all employees to take privacy training annually to protect both employee and consumer data. The Company also provides annual training in data protection and is in the process of implementing auditing tools with specific controls for privacy data, as well as the associated training. Data privacy and security training is continuously updated to match new regulations. The Company anticipates additional state and federal regulations for data privacy protections.

All compliance audits are performed annually in accordance with generally accepted auditing standards. To provide additional data privacy and data security protection, our employees perform continuous monitoring of controls established for these audits throughout the year. The Company conducts training on updates to regulations, standards, and contractual agreements related to these audits when they are finalized or published. After that, training is required on an annual, quarterly, or monthly basis.

Corporate Giving

We are proud to sponsor a robust corporate giving program to support the communities we serve, focused on three key areas: (1) making travel accessible for those facing serious medical challenges; (2) enabling community safety, preparedness and recovery; and (3) promoting access to Science, Technology, Engineering and Mathematics ("STEM") education, and access to careers in the aeronautical sciences, particularly in underrepresented groups and communities.

Goal 1: Accessible Travel. In the area of accessible travel for those with medical challenges, Allegiant has partnered with the Make-A-Wish® Foundation since 2012 and is currently recognized as a Wish Champion with more than $1 million in annual support. We have flown nearly 2,000 "wish kids" and their families to their wish destinations at no cost and also donate monthly proceeds from in-flight sales of Wingz Kids Snack Packs to the Foundation. Additionally, Allegiant renovated and donated 7,500 square feet of office space at our headquarters' campus to the Southern Nevada chapter of Make-A-Wish Foundation, providing a rent-free home for the nonprofit organization's activities. Our team members regularly volunteer for a variety of Make-A-Wish initiatives in Southern Nevada (where headquarters staff volunteer their time in the Foundation’s office space on our campus) and in other cities the Company serves. Allegiant is also the only air carrier with a co-branded Make-A-Wish livery aircraft - which serves as a flying billboard reminding thousands daily of the nonprofit’s work on behalf of children facing serious medical challenges. In addition, Allegiant is a presenting sponsor of the Foundation’s annual Walk for Wishes event – the local chapter’s largest fundraising and community awareness event of the year - in our headquarters city of Las Vegas. Hundreds of our employees also participate in local Walk for Wishes events in Allegiant base cities annually.

We also continue to partner with the similarly-missioned Sunshine Foundation of Southampton, Pennsylvania, whose mission is to answer the dreams of chronically ill, seriously ill, physically challenged and abused children whose families cannot fulfill their requests due to financial strain that the child’s illness may cause; the Flint, Michigan nonprofit wish granting agency, The Rainbow Connection; and the Las Vegas-based nonprofit Miracle Flights to provide travel for children in need of life-changing medical care not found in their local communities and their families at no cost.

For more than eight years, Allegiant has also partnered with the nonprofit organization The Arc, whose goal is to make travel accessible for people with intellectual and developmental disabilities. With The Arc, we co-host Wings for Autism and Wings for All events in communities we serve. These events are “rehearsals” designed to help families with children impacted by autism and developmental disabilities experience and demystify the travel process before they fly; and are also valuable training experiences for our crews. We are able to host these events in cities other airlines do not serve, thereby expanding accessibility for these children and their families in underserved areas.

In conjunction with Susquehanna Service Dogs of Harrisburg, Pennsylvania and Southeastern Guide Dogs of Palmetto, Florida, we have similarly co-sponsored airport training sessions for training service dogs and their handlers to practice techniques for boarding and in-flight behavior. In recognition of Allegiant’s support, Susquehanna Service Dogs named a puppy in their training program SSD Allegiant. SSD Allegiant is now a working task-trained service dog, assisting his human companion with mobility, balance and other issues related to traumatic brain injury and PTSD. The Company also provides sponsorship and in-kind flights for service dogs in training from partner agencies.

Goal 2: Community Safety, Preparedness and Recovery. To address our charitable priority of community preparedness, safety and recovery, Allegiant works closely with the American Red Cross, both in Southern Nevada and nationally. For example, we flew supplies and workers to aid in hurricane relief in both Florida and Puerto Rico at no cost following Hurricanes Irma and Maria. We link our team members to volunteer opportunities, from local crisis counseling and response to disaster recovery “go teams” deployed to cities impacted by hurricanes, flooding and other natural disasters. We provide financial and volunteer support for programs surrounding home fire awareness and prevention campaigns in Las Vegas, including the Red Cross “Sound the Alarm” initiative, where volunteers, including Allegiant team members, assess and install smoke detectors in at-risk communities. We support Red Cross blood drives by providing travel incentives to help spark participation in community blood drives, and have hosted quarterly drives at our headquarters in Las Vegas. During the pandemic year with the majority of our local workforce working from home, in lieu of hosted events we have connected Allegiant team members to other community blood drives and advocated for participation as a means to assist with regularly needed blood supply, as well as convalescent plasma utilized to treat COVID-19.

Allegiant has also sponsored and supported Red Cross “Everyday Heroes” recognition events, honoring the extraordinary heroism of selfless citizens in the face of life-threatening or crisis situations. To ensure our own team members are safe and prepared in the event of emergencies, we host regular workshops for our employees to learn about home safety and disaster planning.

In St. Petersburg/Clearwater, one of Allegiant’s base cities and key leisure destinations, we sponsored food and supply drives to support individuals and families displaced by Hurricane Maria who sought shelter and relocation assistance in Southwest Florida. Allegiant also provided aircraft and crew support to transport supplies and volunteers to the Bahamas following Hurricane Dorian.

In our headquarters city of Las Vegas, Allegiant donated more than 200 flights to ensure families of those killed or injured in the mass shooting on October 1, 2017 could travel to Southern Nevada at no cost. Our team members also brought forward a fundraising drive matched by the Company, raising nearly $400,000 for the Las Vegas Victims' Fund. In 2018 and 2019, Allegiant also served as presenting sponsor for Vegas Strong 5K and 1K events to continue raising funds for victims and their families.

Goal 3: Access to Careers in Aviation. In 2018, Allegiant established a multifaceted partnership with a Las Vegas high school in support of its aviation magnet program, creating Allegiant Careers in Aviation Scholarships for outstanding students to continue their studies in aviation at a college, university or professional school; donating more than $400,000 in aircraft parts for the school’s maintenance program, and offering experiential and mentorship opportunities with Company leaders. In 2019, we established a similar program in partnership with an aviation magnet school in Fargo, North Dakota. Additionally, we have sponsored teams of high school, junior high and elementary students for travel to Robotics events, such as regional and national competitions, and we have partnered with Women in Aviation for Girls in Aviation Day events designed to spark interest in future aviation careers and attract a more diverse population to join our industry. Allegiant was a founding sponsor of Whatcom Young Aviators, a nonprofit educational program in Bellingham, Washington, which provides aviation-themed career panels and workshops, Young Eagles flights, kit aircraft building and other opportunities for students in surrounding school districts, and our team members also volunteer for the program as mentors and instructors. In 2019, in honor of the industry service and leadership of Allegiant team member Howard Walls, Allegiant, along with Embry Riddle Aeronautical University, established the Howard Walls, Jr. Memorial Scholarship which is awarded to an outstanding track athlete pursuing a career in aviation. We have also donated equipment and parts to Embry Riddle to advance their students’ knowledge of aeronautics.

Veterans' Relations

Since 2017, Allegiant has offered the Allegiant Honors program, which supports and thanks U.S. active duty military, veterans, members of the National Guard, military reserve and their dependents with free services when they fly Allegiant. These include as up to three pieces of checked baggage, one carry-on bag, one pet in cabin, courtesy boarding pass printing at the airport and free seat reservations, pending availability. In addition, active duty military may board flights with priority boarding at no charge and will not be charged a change or cancelation fee due to a change in orders. We are also proud to participate as a carrier in the Honor Flight Network, whose mission is to transport veterans to Washington, D.C. for in-person visits to war memorials honoring the dedication and sacrifice of those who have served in America’s armed forces.

Employee Relations

Relations with our more than 5,000 team members are critical to our success. In 2021, we expanded our objectives and key results to include a commitment to keeping voluntary turnover to less than 12% to exemplify being an employer of choice. We were able to accomplish this through competitive wages and benefits, flexible work, travel benefits, community engagement activities and company culture. In 2021, we began offering one of the most widely asked for benefits by our team, paid parental leave.

Recognition of this commitment to our team members has manifested in a variety of awards based on direct team member feedback including America’s Top 100 Most Loved Work Places by Newsweek in 2021 and one of the nation’s top 100 Best Places to Work in 2020 by awarding the Company a Glassdoor Employees’ Choice Award. We were the only ranked company headquartered in Nevada to make the list and we were the only low-cost airline to make the list. Many comments also referred to our senior leadership and their openness to progressive and innovative ideas. Other comments referred to our corporate giving philosophy and the company's partnership with Make-A-Wish as qualities that make it such an appealing place to work.

One of the other areas our team members have highlighted is our diversity & inclusion (D&I) efforts. In 2020 we established the D&I Council, a dedicated team of managers, directors and vice presidents across a variety of work groups and backgrounds. These leaders are responsible for reviewing and advocating for necessary changes that arise from our team members. They have established a series of best practices across the enterprise including an update to our Code of Conduct to include a section protecting team member human rights and holding others accountable who do not, plus a required training for all team members: Who What Where When Why of D&I.

We have also expanded the network groups, our internal program for resource or affinity groups, each started by a team member. They include Allegiant on the Homefront for the military community, G4 Familia for our Latino/Hispanic Team Members and allies, Voice Network Group for our team members of color and allies, Allegiant Pride for the LGTBQIA+ Community, Women in Aviation, Work from Home, and G4 Herbivores for plant-based team members. These network groups play a pivotal role in sharing information and support to their members, building programing and events for all team members, and advocating to the D&I Council about Company policies, procedures, and practices.

In April 2021, we were awarded placement in Forbes’ Top 500 Best Employers for Diversity 2021. The Best Employers for Diversity were chosen based on an independent survey of over 50,000 employees working for companies employing at least 1,000 people in their U.S. operations. Respondents were asked questions regarding the topics of age, gender equality, ethnicity, disability, LGBTQIA+ and general diversity concerning their own employer.

Additionally, we respect our team members’ rights to collective bargaining, and we are committed to negotiating in good faith with our employee groups who have chosen to unionize. In recent years, we have reached collective bargaining agreements with our pilots, flight attendants, flight dispatchers, maintenance technicians and stores who represent more than half of our workforce.
Code of Ethics

We have adopted a Corporate Code of Conduct and Ethics (the "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other directors, officers and employees of ours. We recently amended our Code of Ethics to add provisions regarding our work environment and human rights, reemphasizing our commitments to diversity, inclusion, non-discrimination and anti-harassment. The Code of Ethics is posted on our website (www.allegiant.com) and is available in print free of charge to any stockholder who requests a copy. Interested parties may address a written request for a printed copy of the Code of Ethics to our senior counsel: Robert B. Goldberg, 1201 N. Town Center Drive, Las Vegas, Nevada 89144. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website.

BOARD AUDIT COMMITTEE REPORT

The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment and compensation of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls, and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors. Our board of directors has determined that none of the members of the audit committee has a relationship with our Company that may interfere with the audit committee’s independence from our Company and management.

Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America, and discuss with the audit committee any issues they believe should be raised. Our independent auditors also issue an opinion as to the effectiveness of our internal control over financial reporting.

In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2021:

•The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
•The audit committee discussed with KPMG LLP, our independent auditors, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communications with Audit Committees) as amended.
•The audit committee received the written disclosures and the letter from KPMG LLP required by the applicable requirement of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by KPMG LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.
•Based on the audit committee’s review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Gary Ellmer	Linda A. Marvin	Charles W. Pollard

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of April 29, 2022, are as follows:

Name	Age	Position
Maurice J. Gallagher, Jr.	72	Chief Executive Officer, Chairman of the Board
John Redmond	63	President
Scott Sheldon	44	Executive Vice President, Chief Operating Officer
Gregory C. Anderson	40	Executive Vice President, Chief Financial Officer
Robert P. Wilson III	52	Executive Vice President, Chief Information Officer
Scott DeAngelo	49	Executive Vice President, Chief Marketing Officer

Maurice J. Gallagher, Jr. - as a director, biographical information on Mr. Gallagher is located above.

John Redmond - as a director, biographical information on Mr. Redmond is located above.

Scott Sheldon was promoted to executive vice president in January 2017 and to chief operating officer in June 2017. He served as our chief financial officer from 2010 until April 2019. He served as a senior vice president from 2010 until January 2017, and served as our principal accounting officer from 2007 until 2010. Prior to that, Mr. Sheldon served in other accounting positions for us from 2004 until 2010. From 2001 until 2004, Mr. Sheldon worked in public accounting for the Perry-Smith, LLP regional public accounting firm in Sacramento, California.

Gregory C. Anderson was promoted to executive vice president, chief financial officer in April 2019 and served as our principal accounting officer from January 2015 until January 2021. He served as senior vice president, treasury from January 2017 to April 2019. He has worked in our accounting department since January 2010. Prior to joining the Company, Mr. Anderson worked in corporate accounting for U.S. Airways from May 2009 until January 2010 and worked in public accounting for Ernst & Young prior to joining U.S. Airways. Mr. Anderson is a certified public accountant.

Robert P. Wilson III was promoted to executive vice president and chief information officer in June 2018. He had served as interim chief information officer since January 2018 and as our senior vice president, information systems from February 2017 until December 2017; having previously served as vice president, information systems from 2009 until February 2017. From 1995 until 2009, Mr. Wilson served in various positions for CMS Solutions, Inc., a software development and design firm that concentrated in airline operations, last serving as its vice president of operations. Earlier in his career, Mr. Wilson worked in operational positions at three different airlines.

Scott DeAngelo was promoted to executive vice president and chief marketing officer in January 2020. He joined Allegiant as our senior vice president and chief marketing officer in March 2018, leading development of a robust platform of customer insights and marketing analytics aimed to enhance awareness and interaction with the company brand, including new national advertising campaigns and major commercial sponsorship initiatives. Prior to joining Allegiant, Mr. DeAngelo held progressive roles leading product, pricing and data at Worldpay, a premier provider of payments technology and services, from 2011, last serving as head of product, pricing and data from October 2015 to March 2018.

None of our executive officers is related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures in this report.

Our compensation committee is responsible for establishing and implementing our compensation philosophy. Our compensation committee is appointed by our board of directors. Under the compensation committee charter, our compensation committee has the responsibility for determining compensation for our chief executive officer, for any other executive officer who serves on the board and for any of our other named executive officers from the prior year. Our compensation committee also approves all equity grants under our long-term incentive plan.

Our named executive officers for 2021 were:

Maurice J. Gallagher, Jr.	Chief Executive Officer, Chairman of the Board
John Redmond	President
Scott Sheldon	Executive Vice President, Chief Operating Officer
Gregory C. Anderson	Executive Vice President, Chief Financial Officer
Robert P. Wilson III	Executive Vice President, Chief Information Officer
Scott DeAngelo	Executive Vice President, Chief Marketing Officer

Executive Summary of 2021 Company Performance

The 2021 year continued to be impacted by the COVID-19 pandemic resulting in load factor reductions and a higher than normal level of cancellations across the industry. Despite the COVID challenges, highlights during the year included:

–Expanded the network by adding 111 new routes and eight new cities bringing total routes and cities served to 608 and 133, respectively, as of December 31, 2021
–Reported profitability in the second, third and fourth quarters 2021 after pandemic losses
–One of only a few domestic carriers to record a profitable year
–Successful equity offering completed in the second quarter of 2021 which resulted in the receipt of $335.1 million in cash
–Entered into an agreement with Boeing to purchase 50 737 MAX aircraft, powered by CFM LEAP 1-B engines, with deliveries beginning mid-2023
–Acquired 20 Airbus A320 series aircraft during the year, taking advantage of favorable market conditions for used aircraft during the pandemic
–After the addition of Boeing 737 MAX aircraft, the list of potential incremental routes to add to the network has increased from approximately 1,000 to as many as 1,400
–Resumed construction of Sunseeker Resort at Charlotte Harbor
–Announced plans for a fully-integrated Commercial Alliance Agreement with Viva Aerobus
–Allegiant World Mastercard voted USA Today Readers' Choice Best Airline Co-Branded Credit Card for the third consecutive year
–Launched the Allways Rewards non-card loyalty program during the third quarter and ended 2021 with nearly 13 million members
–Partnered with Schneider Electric after the end of the year to help develop an ESG program
–Included on Forbes' list of America's Best Employers for Diversity in 2021.

Compensation Strategy Discussion

We have an exceptional management team, mostly home grown. Our four C-suite executive officers other than our current chief executive officer and our newly designated successor chief executive officer have a total of 47 years of experience with us, yet with an average age of only 46 years old. These officers’ experience, record of exceptional performance and relatively young ages make them particularly attractive prospects for other airlines or other employers. In our senior officer group, we have not hired from other airlines, but as we indicate below, five of our former senior officers are now serving as chief executive officer or in other senior roles at other airlines. These factors underscore our concern and desire to create compelling compensation packages that incentivize our executive officers to remain with us.

With our unique business strategy, senior employees at other airlines are not necessarily attractive to us as their experience may not translate to our model.

We have hired from outside Allegiant, but only when we were looking for skills outside the airline industry to further our Allegiant 2.0 strategy – such as John Redmond with his expertise in hospitality and Scott DeAngelo, our chief marketing officer.

Our compensation decisions for 2021 did not require much discretion. Our chief executive officer, who is our largest stockholder did not take a base salary and did not receive a cash bonus or equity grant for 2021. Our president was not paid any compensation during 2021 as he received stock grants in 2019 and 2020 to cover the three-year term of his employment agreement. The compensation for our other named executive officers was established to match 2019 total compensation for them under employment agreements entered into in 2020 and to assure compliance with the executive compensation limits to which we agreed by accepting payroll support from the U.S. Treasury under the CARES Act and subsequent legislation. See "Payroll Support Program Limits on Executive Compensation" below.

We did not gain our record of success by repeating the same strategy and business approaches of other airlines. We have intentionally sought to be different and entrepreneurial, exemplified by our sole focus on leisure passengers, our route structure providing nonstop air service from under-served cities, our less than daily frequency of flights on our routes, our emphasis on air ancillary and third-party revenue and by talking directly to our customers thereby avoiding intermediaries such as the global distribution systems (GDS). We would not have had the success we have had if we merely followed the business plan of other airlines.

Similarly, our executive compensation program has not used the same formulas adopted by other airlines and recommended by their compensation consultants. We purposefully do not want our compensation packages to mirror those of other airlines. Our practice of below market cash base salaries and rewarding performance with cash and stock bonuses has served us well over the years as our performance and executive retention have shown. Now, we have designed a compensation program for our successor chief executive officer and entered into an employment agreement with him which we believe is fully in alignment with the interests of our stockholders. As the value of our stock increases, the amount of his compensation increases and likewise, any declines in the value of our stock would have the effect of reducing his compensation. The employment agreement is described under "Compensation Package under New Executive Employment Agreement" below. A significant portion is earned only if there is material stock price appreciation. The new agreement does not fit neatly within the boxes checked by other airlines, their compensation consultants and proxy advisory firms, but we feel this compensation package is best for our company value and our stockholders. The employment agreements with our four executive vice presidents will expire in 2023 after the expiration of the restrictions under the payroll support programs. We would expect to enter into similar heavily equity-based compensation packages with these officers to become effective after the expiration of those restrictions. Our performance has been exemplary and we have designed a unique and aggressive executive compensation package intended to retain our talented executive team in this volatile labor environment and it is directly aligned with the interests of our stockholders.

During the past 24 months, our world has been whipsawed unlike anything we could have anticipated. The pandemic drove historic government bailouts which came with appropriate restrictions on executive compensation. No one could have anticipated the drastic improvement in the economy accompanied by an historic demand for personnel, particularly experienced senior managers. As a result, there has been a great deal of movement in executive ranks driven by dramatic compensation increases. We find ourselves in the awkward position of having to compete for our own executive team. They are in great demand and the associated compensation has increased substantially in the past twelve months. We find ourselves in a difficult situation for two reasons:

1.Industry Leader. As an acknowledged industry leader, our personnel are in great demand. We need compensation packages that will match or exceed current offers available to these talented managers.
2.Restrictions on Compensation. The CARES Act has restricted compensation to existing senior personnel until April 1, 2023. Ironically, there are no restrictions on compensation should another company seek to hire our managers thereby making it difficult for us to retain our existing senior managers.

These extraordinary times drive out-of-the-box thinking to foster the continuity and exceptional performance of our current management team. We cannot figuratively pay them “$1” (low base salaries and profit potential through cash bonuses and stock grants) as we did in years past when they are now in high demand, executive compensation levels have risen and others may figuratively be willing to pay “$2”.

In these tumultuous times of the war in Ukraine, historically high fuel prices, extraordinary labor shortages and high inflation, we believe it is particularly important to assure continuity of our executive team to navigate through these difficult challenges. To that end, we have executed an employment agreement with our successor chief executive officer that attempts to balance his compensation needs and still be mindful of the expense to the Company. Mr. Redmond has agreed to base compensation payable only in stock, a cash bonus potential based solely on significant stock price appreciation and stock options with exercise prices well in excess of the current stock price. We believe this approach fully aligns our successor chief executive's officer's incentives with those of our stockholders. He will not receive any cash compensation per this agreement other than cash bonus potential based on material stock price appreciation and will only receive company stock as his base compensation.

This new employment agreement for Mr. Redmond has a term that extends through the end of 2025. We anticipate that the stock grants and cash bonus potential based on our stock price appreciation included in this employment agreement will be the totality of compensation to Mr. Redmond through the terms of this agreement. No additional stock grants will be issued to Mr. Redmond during this period.

The number of shares and stock options to be granted to Mr. Redmond, the vesting periods and the cash bonus potential based on significant stock price appreciation are all designed provide a compelling compensation opportunity to incentivize the retention of Mr. Redmond who leads our talented management team which has driven industry leading performance. In evaluating the effectiveness of our management team, we refer to the following other publicly held domestic airlines: Delta Air Lines, American Airlines, United Airlines, Southwest Airlines, JetBlue Airways, Alaska Airlines, Hawaiian Airlines, Spirit Airlines, Frontier Airlines and Sun Country Airlines. We refer to these airlines in the tables presented below.

In evaluating the effectiveness of our management team, our compensation committee has considered our stock price performance since prior to the pandemic. The following chart compares the closing stock price for us and each of the other airlines referenced from December 31, 2019 until December 31, 2021:

	Stock Price As of December 31,
Stock Price Performance	2021	2019	Percent Change
Allegiant Travel Company	$187.04	$174.04	7.5%
Southwest Airlines Co.	42.84	53.98	(20.6)
Alaska Air Group, Inc.	52.10	67.75	(23.1)
JetBlue Airways Corporation	14.24	18.72	(23.9)
Delta Air Lines, Inc.	39.08	58.48	(33.2)
American Airlines Group Inc.	17.96	28.68	(37.4)
Hawaiian Holdings, Inc.	18.37	29.29	(37.3)
Spirit Airlines, Inc.	21.85	40.31	(45.8)
United Airlines Holdings, Inc.	43.78	88.09	(50.3)

Our compensation committee has considered the debt incurred by each airline during the pandemic. In this regard, we have considered incremental debt balances of each of the referenced airlines from December 31, 2019 until December 31, 2021, as a percentage of debt balances as of December 31, 2019. The following table compares the percentage increase in debt balances (including finance and operating lease liabilities) for us and each of the other referenced airlines from December 31, 2019 to December 31, 2021:

	As of December 31,
Total Debt and Operating Lease Balances (in millions)	2021	2019	Percent Change
Sun Country Airlines Holdings, Inc.	$546	$457	19.5%
Alaska Air Group, Inc.	4,086	3,207	27.4
Allegiant Travel Company	1,877	1,446	29.8
American Airlines Group Inc.	46,177	33,444	38.1
Spirit Airlines, Inc.	5,095	3,558	43.2
JetBlue Airways Corporation	4,802	3,152	52.3
Hawaiian Holdings, Inc.	2,429	1,362	78.3
United Airlines Holdings, Inc.	39,366	20,450	92.5
Delta Air Lines, Inc.	34,679	17,255	101.0
Southwest Airlines Co.	12,281	3,996	207.3
Frontier Group Holdings, Inc.	2,849	150	1799.3

As the above indicates, our stewardship over our balance sheet during the challenging pandemic period was among the industry leaders.

Our compensation committee has considered growth of the referenced airlines during the period impacted by the pandemic from January 1, 2020 through December 31, 2021. The following table shows total revenue for us and each of the other referenced airlines, comparing 2021 revenue to 2019 revenue:

	Year Ended December 31,
Total Revenue (in millions)	2021	2019	Percent Change
Allegiant Travel Company	$1,708	$1,841	(7.2)%
Sun Country Airlines Holdings, Inc.	623	701	(11.2)
Spirit Airlines, Inc.	3,231	3,831	(15.7)
Frontier Group Holdings, Inc.	2,060	2,508	(17.9)
JetBlue Airways Corporation	6,037	8,094	(25.4)
Southwest Airlines Co.	15,790	22,428	(29.6)
Alaska Air Group, Inc.	6,176	8,781	(29.7)
American Airlines Group Inc.	29,882	45,768	(34.7)
Delta Air Lines, Inc.	29,899	47,007	(36.4)
United Airlines Holdings, Inc.	24,634	43,259	(43.1)
Hawaiian Holdings, Inc.	1,597	2,832	(43.6)

The following table shows capacity increases over the same period:

	Year Ended December 31,
Available Seat Miles (in millions)	2021	2019	Percent Change
Allegiant Travel Company	17,491	16,174	8.1%
Spirit Airlines, Inc.	40,749	41,783	(2.5)
Frontier Group Holdings, Inc.	26,867	28,120	(4.5)
JetBlue Airways Corporation	54,113	63,841	(15.2)
Southwest Airlines Co.	132,006	157,254	(16.1)
Sun Country Airlines Holdings, Inc.	5,827	7,065	(17.5)
Alaska Air Group, Inc.	52,445	66,654	(21.3)
American Airlines Group Inc.	214,535	285,088	(24.7)
Delta Air Lines, Inc.	194,474	275,379	(29.4)
Hawaiian Holdings, Inc.	14,535	20,597	(29.4)
United Airlines Holdings, Inc.	178,684	284,999	(37.3)

While other airlines shrunk their services and revenues during the pandemic, we were able to increase our capacity and our reduction in revenue was less than any other airline.

Most airlines issued additional stock during the dark days of the pandemic in the summer of 2020 at prices substantially below their pre-pandemic levels, substantially diluting their then stockholders. While any stock offering will be dilutive given more shares are issued with a sale, the important question is what was the price of the newly issued shares. Unlike the other carriers, ours was closed at a price equal to 126% of our pre-pandemic stock price as of December 31, 2019. The following table shows the price of the stock issuances since the beginning of the pandemic in relation to their pre-pandemic prices.

Stock Offering Pricing	Offer Date	Offering Price	Stock Price as of December 31, 2019	Offering Pricing Increase (Decrease) vs. December 31, 2019 Stock Price
Allegiant Travel Company	May-21	$219.00	$174.04	25.8%
JetBlue Airways Corporation	Dec-20	14.40	18.72	(23.1)
American Airlines Group Inc.	Jun-20	13.50	28.68	(52.9)
American Airlines Group Inc.	Nov-20	12.98	28.68	(54.8)
Southwest Airlines Co.	Apr-20	28.50	53.98	(47.2)
United Airlines Holdings, Inc.	Apr-20	26.50	88.09	(69.9)
Spirit Airlines, Inc.	May-20	10.00	40.31	(75.2)

Our leadership team’s exemplary performance during the pandemic was a continuation of profitability from prior years, with an exception for the 2020 pandemic year. The following table shows each airline’s average pre-tax margin over the last 15 years, but excluding the 2020 and 2021 years impacted by the pandemic:

Average Pre-tax Margin Over the Last 15 Years *
Allegiant Travel Company	15.2%
Alaska Air Group, Inc.	11.3%
Spirit Airlines, Inc.	10.7%
Southwest Airlines Co.	10.4%
JetBlue Airways Corporation	7.8%
Hawaiian Holdings, Inc.	7.6%
Frontier Group Holdings, Inc.	2.8%
Delta Air Lines, Inc.	2.6%
Sun Country Airlines Holdings, Inc.	1.6%
United Airlines Holdings, Inc.	1.5%
American Airlines Group Inc.	(0.2)%
*Excludes 2020 and 2021. Source:Bureau of Transportation Statistics Schedule P-1.2

Compensation Package under New Executive Employment Agreement

Our successor chief executive officer will be compensated in stock with a cash bonus potential determined based on stock price appreciation and with stock options with an exercise price well in excess of current stock prices. As such, his compensation will be based on the value of our stock. With no cash base compensation to Mr. Redmond through 2025 and with the expectation to enter into similar agreements with our executive vice presidents prior to the expiration of their current contracts, we are asking for approval of a long-term incentive plan with sufficient shares authorized to support this program. It is expected that these stock grants, cash bonus potential based on material stock price appreciation and stock options at materially higher (than current stock price) exercise prices will constitute the entire amount of compensation for these officers through the term of these contracts (with the exception of a possible Sunseeker formula bonus for Mr. Redmond).

The following chart illustrates the compensation to be received by our successor chief executive officer over the term of his agreement beginning June 1, 2022.

	Base Compensation Grants (# of shares)	Stock Options (# of shares) (1)(2)
John Redmond (3)	124,500 (4)	54,000

(1)Mr. Redmond will receive stock options to purchase the total number of shares indicated, with the total broken down into a certain number of shares for each calendar year and exercisable only during such calendar year. The exercise prices for these options are $195 per share for 2022, $230 per share for 2023, $260 per share for 2024 and $300 per share for 2025.
(2)Mr. Redmond will be eligible to receive a cash bonus based on stock price performance and based on the same number of shares indicated in this column. The cash bonus would be equal to the number of shares for each year multiplied by the stock option exercise price for such year with a percentage (75%, 50% or 25%) to be paid if the average stock price exceeds the exercise price less $10, $20 or $30, respectively. However, no cash bonus would be paid for 2022 for Mr. Redmond unless the average stock price exceeds $175 per share. As a result, partial cash bonuses can be earned only if our average stock price exceeds $175 in 2022, $200 in 2023, $230 in 2024 and $270 in 2025, in each case, material stock price appreciation over our current stock price. In determining eligibility for these cash bonuses, the stock price attained would be the average closing price of our stock over any 20- consecutive trading day period during the last six months of each year.
(3)Mr. Redmond may also be entitled to a formula performance bonus based on the operating results of the Sunseeker Resort – Charlotte Harbor project consistent with his previous employment agreement signed in 2019.
(4)Of these shares, 26,333 are to be granted as of June 1, 2022 (conditioned on remaining employed as of the grant date). These shares would be granted under our 2016 Long-term Incentive Plan.

The cash bonus is payable only if our stock price exceeds the rigorous stock price thresholds established under the agreements. To receive the full amount of the cash bonus, the stock price would need to meet the predetermined stock price targets which are $195 for 2022, $230 for 2023, $260 for 2024 and $300 for 2025. These targets are from 122% to 187% of our stock price as of April 1, 2022. The stock price thresholds were established by our compensation committee to be meaningful stretch goals for our chief executive officer to strive for, consistent with creating stockholder value.

There will be no cash base salary and no further stock grants for Mr. Redmond during this period.

The retention of our executive leadership team will be critical to the successful implementation of our Allegiant 2.0 business plan. In establishing this compensation program, we note that previous long-term executives of Allegiant now serve as chief executive officer of two other ULCC’s, two other previous long-term Allegiant executives now serve as executive officers of another ULCC and one of our prior long-term executives has been a senior vice president of technical operations at a major U.S. carrier.

This compensation package was designed to offer compelling compensation opportunities (subject to continued employment) to incentivize the retention of our successor chief executive officer.

It is important to note that the committed stock grants for our successor chief executive officer are set in numbers of shares (and not in dollar amounts), which means our successor chief executive officer is fully at risk to reductions in our stock price. Our compensation committee concluded it would be in our stockholders’ interests to establish a fixed number of shares as opposed to a fixed dollar amount to assure alignment between our executives’ compensation and the creation of additional Company value.

Payroll Support Program Limits on Executive Compensation

As a condition of our receipt of funding support under the CARES Act and other payroll support programs in 2020 and 2021, we are subject to the following total compensation limits for any consecutive 12-month period during the period ending on April 1, 2023 (the “limitation period”):

–For employees with total 2019 compensation (generally calculated in accordance with the SEC’s rules governing the total compensation included in the Summary Compensation Table) greater than $425,000, the total compensation during the limitation period cannot exceed the total compensation reflected for the 2019 year
–For employees with total 2019 compensation greater than $3,000,000, the total compensation cannot exceed the sum of $3,000,000 plus half of the excess over $3,000,000 of the total compensation received by the employee in 2019
–In addition to the foregoing limits, for all employees with 2019 total compensation in excess of $425,000, severance or other benefits on termination of employment during the limitation period may not exceed two times the total compensation received by such employee in 2019.

As a result of these restrictions and to conserve cash during the pandemic, we discontinued cash bonuses for our executive officers during 2020 and 2021 and issued them stock grants and paid base salaries, with total compensation during the limitation period equal to their 2019 compensation. Without making these guarantees to our executive officers, we were concerned we may risk losing our management teams to other companies who would not be restricted in what they could offer.

General Discussion

Consistent with our approach to be different from others in our industry, we have had our two senior-most executives historically paid without a base salary. As such, the interests of these executive officers are totally aligned with the interests of our stockholders.

By accepting grants and loans from the U.S. Treasury under payroll support programs under the CARES Act and subsequent legislation, the amounts we can pay our executive officers is limited. In the case of our named executive officers, compensation is limited to 2019 levels. While we cannot provide higher compensation to these officers until April 2023, they would be attractive recruits for other airlines whose compensation for newly hired executives would not be similarly restricted. In an attempt to retain the management team we believe has been so effective and recognizing there would be no cash bonuses paid to these executives for 2021, our compensation committee approved accelerated vesting of certain restricted stock awards granted in 2020, including unvested stock awards held by our named executive officers.

Given the long-term tenure of these executives (four of the five with more than 12 years of service with us), the acceleration was deemed to be just a matter of timing for these executives who would have likely remained with us through the full vesting period anyway. The values of the accelerated grants as of the date of acceleration were: Gallagher - $0; Redmond - $1.1 million; Sheldon - $2.3 million; Anderson - $2.2 million; Wilson - $1.1 million; and DeAngelo - $0.9 million. Share acceleration for this limited purpose was extremely important and demonstrated to these individuals the Company was attentive to their needs during these unprecedented times when cash bonuses were suspended for these employees.

Although our compensation committee accelerated vesting of restricted stock in both 2020 and 2021, these were during the extraordinary circumstances of the pandemic when cash bonuses were discontinued so we could conserve cash and there was a need to encourage loyalty from these officers. Our compensation committee has indicated that we will not accelerate vesting of stock grants in the future except in extraordinary circumstances and our 2022 Long-term Incentive Plan (subject to stockholder approval) prohibits discretionary acceleration of vesting of stock grants under the plan other than in case of a change of control, death or disability.

The compensation philosophy employed by the Company has been implemented by us without use of any outside compensation consultants.

As our stockholders approved our executive pay policies at our 2021 stockholders meeting, we have not implemented any changes to our pay policies in response to the stockholder vote. An advisory vote on executive compensation is being held again at this year’s stockholder meeting.

Senior management makes recommendations to the compensation committee with respect to the total amount of cash bonuses to be paid, the allocation of the cash bonus pool among officers and employee groups and granting of stock-based awards to management personnel. The compensation committee typically asks Mr. Gallagher to participate in its deliberations concerning approval of cash bonuses payable and stock awards granted. The compensation committee members consider the recommendations from management, and also draw on the committee members' and our chairman's substantial experience in managing companies, in approving bonus levels and stock-based awards.

We structure our executive compensation program to deliver a substantial majority of remuneration through incentives that drive both operating results and long-term value. During 2021, and with the elimination of cash bonuses to our executives for the year, at least 79.9 percent of each of our named executive officer's total compensation was payable as long-term stock incentives. Illustrated below is the mix of components comprising 2021 compensation for the named executive officers in this report:

Name & Principal Position During 2021	Base Salary	Cash Bonus	Long-term Incentive	All Other Compensation
Maurice J. Gallagher, Jr., Chief Executive Officer, Chairman of the Board	—	—	—%	—%
John Redmond, President	—	—	—%	—%
Scott Sheldon, Executive Vice President, Chief Operating Officer	11.1%	—	88.5%	0.4%
Gregory C. Anderson, Executive Vice President, Chief Financial Officer	11.7%	—	87.8%	0.5%
Robert P. Wilson III, Executive Vice President, Chief Information Officer	18.9%	—	80.3%	0.8%
Scott DeAngelo, Executive Vice President, Chief Marketing Officer	19.4%	—	79.9%	0.7%

Compensation Components

Compensation has historically been broken out into the following components:

Base Salary. Neither Mr. Gallagher nor Mr. Redmond has historically received a base salary. The base salaries of our executive vice presidents for 2021 were $260,000 per year. Consistent with our below industry base salary policy, the base salary level for these named executive officers was approximately 40 percent below the average base salary for similarly titled named executive officers at the other public domestic airlines based on their published 2020 information. These base salary levels are a function of our low-cost strategy.

Annual Discretionary Incentive Bonus Program. We structure our annual bonus compensation program to reward named executive officers, other management employees (our vice presidents, director level employees and managers) and other employees for our successful performance, and each individual's contribution to that performance.

No cash bonus was paid to our chief executive officer in 2021 nor were any cash bonuses paid to our other named executive officers in 2021 under the employment agreements signed by them in 2020.

Long-Term Incentive Program. We believe long-term performance is achieved through an equity ownership culture that encourages long-term performance by our executive officers. Our chief executive officer maintains a substantial equity stake in our company and is our largest stockholder. He did not receive any stock grant (or any other compensation) for 2021. Our president received stock grants in late 2019 and early 2020 under his three-year employment agreement, which stock grants were the full amount of compensation to be earned by him under his agreement. As such, our president did not receive any stock grant in 2021. Our other executive officers received stock grants in 2021 under the terms of the employment agreements signed by them in 2020 and assuring them 2021 compensation equal to their 2019 compensation levels to be compliant with the restrictions under the CARES Act and subsequent payroll support programs.

As equity grants have been made to our executive officers each year, the vesting schedule serves as incentive to remain with the Company because employment must continue from year to year to achieve additional vesting for equity grants. In connection with the pandemic, the elimination of cash bonuses for our executive officers in 2021 and a labor market in which our named executive officers could be highly attractive to other airlines or other employers, our compensation committee in December 2021 accelerated the vesting of certain restricted stock awards that were granted in 2020. Grants of restricted stock in 2021 were not accelerated as our Long-term Incentive Plan limits vesting within the first 12 months after grant. With the expiration of the payroll support programs compensation limits as of April 1, 2023, vesting of stock grants will not be accelerated in the future other than in the event of a change of control, death or disability. Under the employment agreements signed in 2020, vesting of the annual base compensation stock grants will occur over a three-year period.

Our 2022 Long-Term Incentive Plan generally precludes vesting of performance-based awards beyond pro-rata or actual performance in the event of a change in control and prohibits discretionary acceleration of vesting of time-based awards other than on a change of control, death or disability.

The use of stock grants and equity-based cash bonuses as the sole compensation of our successor chief executive officer is intended to foster a culture of performance, in the opinion of the compensation committee and the board, and is intended to strictly align the interests of our chief executive officer with our stockholders.

We do not restrict any individual executive’s ability to hedge the economic risk of stock ownership.

Risk Mitigation Policies. Our board has approved the following compensation risk mitigating policies:

1.Minimum security ownership of management - to assure proper alignment of the interests of management and those of our stockholders, our board has established minimum stock ownership guidelines for our named executive officers in an amount equal to three times base salary for our chief executive officer and two times base salary for our other named executive officers.

2.Clawback policy - our Compensation Recoupment Policy applies to our executive officers. The policy provides that the compensation committee may require a covered person who engages in detrimental conduct (e.g., fraud or willful misconduct) to reimburse us for all, or a portion of, any cash bonus, incentive payment, equity-based award or other similar compensation received by him or her during the 12 months preceding such detrimental conduct. In addition, if we need to restate our reported financial results to correct a material accounting error, the compensation committee may seek to recover or cancel the excess portion of incentive compensation paid (including through cancellation of equity awards) during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

3.Long-Term Incentive Plan - our 2022 long-term incentive plan includes the following risk mitigation provisions:

–Minimum vesting requirements - equity grants must have a minimum one-year vesting requirement except that up to five percent of the shares available under the plan may be exempt from this requirement in the discretion of our board

–Repricing of options is prohibited - we have never repriced any options or stock appreciation rights

–Option and stock appreciation right pricing - the exercise price for options or stock appreciation rights will not be less than the closing price of our stock on the date of grant

–Granting of performance-based awards - the holder will be entitled to pro-rated vesting on a change in control or vesting based on actual performance to the date of change in control unless the award agreement provides otherwise. Our compensation committee retains discretion as to acceleration of vesting of time-based awards on death, disability or a change in control.

–Holding period for shares after vesting of shares for chief executive officer – Our chief executive officer will not be able to sell or otherwise transfer shares vesting within the 12-month period following vesting, subject to an exception after a termination of employment under certain circumstances.

Other Compensation. Our officers participate in employee benefits generally available to our full-time employees. We have no current plans to make changes to the levels of benefits and perquisites provided for our named executive officers. A significant portion of Other Compensation in the Summary Compensation Table for 2020 and 2021 consists of dividends on unvested shares of restricted stock. Since we suspended the payment of cash dividends to conserve cash during the pandemic, the amount of such dividends in Other Compensation for named executive officers was significantly lower in 2020 than in previous years and was zero in 2021.

401(k) Plan. We maintain a 401(k) retirement plan that qualifies as a defined contribution plan under Internal Revenue Code section 401(a) and includes a cash or deferred arrangement that qualifies under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of our eligible employees and their beneficiaries. We make matching contributions for active participants equal to 100 percent of their permitted contributions, up to a maximum of three percent of the participant's annual salary plus 50 percent of their contributions between three percent and five percent of their annual salary. Enhanced matching contributions apply to our pilots under our collective bargaining agreement. Eligible employees are immediately 100 percent vested in their individual contributions and “safe harbor” matching contributions. Neither Mr. Gallagher nor Mr. Redmond participate in the 401(k) plan.

Employee Stock Purchase Plan. The Allegiant Travel Company 2014 Employee Stock Purchase Plan or "ESPP" is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code. The purpose of the ESPP is to provide eligible employees of our Company with the opportunity to acquire an equity interest in the Company through participation in a payroll deduction-based employee stock purchase plan that is tax qualified under Code Section 423. Under the ESPP, our employees have an opportunity to acquire our common stock at a specified discount (currently a 15 percent discount) from the fair market value as permitted by Code Section 423. The compensation committee views the implementation of the ESPP as a positive for stockholders, as it more closely aligns the interests of our employees with the interests of our stockholders. Neither Mr. Gallagher nor Mr. Redmond participate in the ESPP.

Compensation Risk. The compensation committee has determined that our compensation programs do not pose significant risk to our company as management’s interests are aligned with those of our stockholders. All employees (other than our named executive officers) are eligible to participate in the cash bonus program such that employees in any group or function are not included to the exclusion of employees in any other group or function. Further, the cash bonus pool depends on company-wide profitability such that rewards are based on the common goal of profitability. No cash bonuses were paid for 2021 to senior vice presidents and above. While the cash bonus program encourages short-term profitability, equity-based grants to management employees under the long-term incentive plan encourage long-term success, further reducing compensation risk.

Current Frequency of Stockholder Advisory Votes on the Compensation of Our Named Executive Officers. Our board of directors has determined to include a stockholder advisory vote on the compensation of our named executive officers in our proxy materials every year. An annual vote was established in response to the outcome of the “say on pay frequency” advisory vote at the 2017 stockholders’ meeting at which 59.8 percent of our stockholders voting on the issue voted in favor of annual votes.

An advisory vote on "say on pay" for our named executive officers will occur at every annual meeting of stockholders. The next "say on pay frequency" vote is scheduled for our 2023 annual stockholders' meeting.

Compensation of Named Executive Officers and Other Information

The following table shows the cash compensation paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2019 through 2021 to our named executive officers. The table does not include a column for change in pension value or non-qualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

SUMMARY COMPENSATION TABLE

Name and Principal Position During 2021	Year	Salary	Bonus (1)	Stock Awards (2)(3)	All Other Compensation (4)	Total
Maurice J. Gallagher, Jr.	2021	$—	$—	$—	$—	$—
Chief Executive Officer,	2020	—	—	1,499,833	16,447	1,516,280
Chairman of the Board	2019	—	1,050,000	2,000,015	53,320	3,103,335

John Redmond (5)	2021	—	—	—	—	—
President	2020	—	—	3,024,720	90,519	3,115,239
	2019	—	—	15,043,055	141,476	15,184,531

Scott Sheldon	2021	260,000	—	2,072,101	10,400	2,342,501
Executive Vice President,	2020	232,917	—	2,038,071	67,110	2,338,098
Chief Operating Officer	2019	260,000	967,608	1,100,025	52,434	2,380,067

Gregory C. Anderson (6)	2021	260,000	—	1,947,605	10,400	2,218,005
Executive Vice President,	2020	232,917	—	1,937,838	39,556	2,210,311
Chief Financial Officer	2019	246,667	816,607	1,150,144	41,095	2,254,513

Robert P. Wilson III	2021	251,000	—	1,064,944	10,040	1,325,984
Executive Vice President,	2020	232,917	—	1,079,820	35,791	1,348,528
Chief Information Officer	2019	260,000	517,608	550,012	32,460	1,360,080

Scott DeAngelo	2021	219,000	—	899,991	7,665	1,126,656
Executive Vice President	2020	211,250	—	957,698	11,902	1,180,850
Chief Marketing Officer	2019	225,000	440,237	500,085	15,555	1,180,877

(1)Cash bonuses under our discretionary incentive bonus plan are reported in the year to which they relate, and are paid no later than the end of the first quarter of the following year. In the case of Messrs. Sheldon, Anderson, Wilson and DeAngelo, the bonus column also includes cash bonuses paid to them in 2019 under the profit sharing portion of our cash bonus plan under which all employees participate in proportion to base salaries. No cash bonuses were paid for the 2020 and 2021 years.
(2)Equity grants constituting part of the incentive bonus plan are reported in this table in the year to which they relate except the restricted stock granted as Mr. Redmond’s base compensation for the entire three-year term of his employment agreement is all reflected in the compensation table for the year of grant (2019 and 2020, as applicable) in accordance with SEC rules.
(3)Represents the grant date fair value of restricted stock awards granted, as calculated in accordance with stock-based compensation accounting standards. The fair value of each of these awards is based on the closing share price of our stock on the grant date.
(4)All Other Compensation consists of our matching contributions under the 401(k) plan for all officers participating in the plan, cash dividends paid on shares of unvested restricted stock and other compensation not reported in other columns of this table. No amount is included in this column for the value of all perquisites and personal benefits, including flight benefits, as these benefits did not exceed $10,000 for any executive officer.

(5)Mr. Redmond entered into an employment agreement in October 2019 under which he continues to serve as the president of the Company. Restricted stock granted as Mr. Redmond’s base compensation for the entire three-year term of his employment agreement ($13,043,040 of date of grant value in 2019 and $3,024,720 of date of grant value in 2020) is all reflected in the compensation table for 2019 and 2020, as applicable, in accordance with SEC rules. These grants are separate from equity grants under the incentive bonus plan based on Mr. Redmond’s and the Company’s annual performance. There were no such incentive grants for 2021 or 2020 and the incentive stock grant for 2019 had a grant date value of approximately $2,000,000.
(6)Mr. Anderson was promoted to executive vice president, chief financial officer in April 2019. In conjunction with his promotion, Mr. Anderson was awarded restricted stock ($249,990 of date of grant value), all of which is included as part of his 2019 compensation in the summary compensation table.

Cash Compensation for Named Executive Officers.

Mr. Gallagher serves without base compensation as a result of his substantial equity interest. Mr. Redmond serves without cash base compensation in accordance with the terms of his employment agreement.

The base salaries for other named executive officers are reviewed and subject to change from year to year. The base salary of each of Messrs. Sheldon, Anderson and Wilson was increased to $260,000 per year effective in the year in which each was promoted to executive vice president. Each of these executive officers reduced his base salary by 50% temporarily in 2020 as part of our cash conservation efforts during the pandemic. The reduced amounts are reflected in the Summary Compensation Table.

The compensation committee approves all base salary, bonus payments and other compensation payments to executive officers serving on our board of directors and to any other named executive officers from the prior year.

For 2020 and 2021, none of our executive officers received any cash bonus due to our cash conservation efforts. In general, no bonus is earned unless our operating income exceeds five percent of our revenue for the year and, in that event, the bonus pool will not exceed 10 percent of operating income. The final bonus pool amount is determined by our compensation committee after review of the year-end financial statements and after consideration of management recommendations. Each executive officer’s allocation of the bonus pool for each year is determined by the compensation committee as described under "Compensation Discussion and Analysis".

Other compensation includes cash dividends paid on unvested restricted stock, as well as matching contributions under our 401(k) plan. The amount of matching contribution paid for each executive officer depends on his salary reductions paid into the 401(k) plan.

CEO Pay Ratio

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the rules of the SEC, the Company is providing the following information about the relationship of the median of the annual total compensation of all employees of the Company and the annual total compensation of the Company’s CEO.

For 2021, the Company’s last completed fiscal year:

•The median of the annual total compensation of all employees of the Company (other than the CEO) was $46,257;
•The annual total compensation of the Company’s CEO, as reported in the above Summary Compensation Table, was $0; and
•Based on this information, for 2021, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was 0 to 1.

To identify the median of the annual total compensation of all employees of the Company, as well as to determine the annual total compensation of the Company’s median employee and its CEO, the Company took the following steps:

•The Company determined that, as of December 31, 2021, its employee population, for purposes of determining the median employee under the SEC rules, consisted of approximately 5,490 individuals, whether employed on a full-time, part-time, or temporary basis.
•The Company used a consistently applied compensation measure to identify its median employee by comparing the amount of compensation reflected in its payroll records, as reported to the Internal Revenue Service (“IRS”) on Form W-2 for 2021.
•The Company identified its median employee by consistently applying this compensation measure to all of its employees included in its analysis. The Company did not make any cost of living adjustments in identifying the median employee. The Company annualized the compensation for its permanent employees who were not employed for all of 2021.
•After the Company identified its median employee, it combined all of the elements of such employee’s compensation for the 2021 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $46,257.

Grants of Plan-Based Awards

The following table describes grants of plan-based awards to our named executive officers during 2021:

Name	Grant Date	Stock awards: number of shares of stock (#)	Grant date fair value of stock awards ($)(1)
Gallagher, Maurice (2)	1/29/2021	8,264	1,499,833
Sheldon, Scott (3)	8/1/2021	10,985	2,072,101
Anderson, Gregory (3)	8/1/2021	10,325	1,947,605
Wilson, Robert (4)	9/1/2021	5,507	1,064,944
DeAngelo, Scott (4)	9/1/2021	4,654	899,991

(1)As determined as set forth in Note 13 to our consolidated financial statements. Although the table above indicates the full grant date value of the awards, the restricted stock awards granted vest over a three-year period.
(2)Grant of restricted stock on January 29, 2021 at a grant date fair value of $181.49 per share.
(3)Grant of restricted stock on August 1, 2021 at a grant date fair value of $188.63 per share in connection with the respective executive's employment agreement.
(4)Grant of restricted stock on September 1, 2021 at a grant date fair value of $193.38 per share in connection with the respective executive's employment agreement.

Our compensation committee considers grants of restricted stock, stock options and SARs to our executive officers annually, but there were no discretionary grants to our named executive officers as part of their 2021 compensation as all of our executive vice presidents received stock grants under their respective employment agreements.

All restricted stock grants for 2021 are subject to a three-year vesting schedule to encourage continued employment by the executive officers.

In January 2021, we granted to our chief executive officer shares of restricted stock as part of his 2020 compensation. The value of this grant is reflected in the Summary Compensation Table as part of his 2020 compensation.

We entered into a new employment agreement with John Redmond in April 2022 to become effective as of June 1, 2022, when he will assume the role of chief executive officer. The term will extend through December 31, 2025. The employment agreement provides that his entire compensation (with the exception of a possible bonus on the performance of Sunseeker Resort Charlotte Harbor after its completion) will be through the grant of shares of restricted stock (the base compensation grant), a cash bonus potential based on material stock price appreciation and stock options. He will receive base compensation grants of 26,333 shares as of June 1, 2022 and another 98,167 shares as of April 3, 2023. The 2022 base compensation grant will vest after one year since it serves as his base compensation for the prior year. The 2023 base compensation grant will vest over the balance of the term of the employment agreement through December 31, 2025. In addition, Mr. Redmond can earn a cash bonus and has been granted stock options, both as described under “Compensation Package under New Executive Employment Agreement” under Compensation Discussion and Analysis above.

Outstanding Equity Awards at Year End

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021:

Name	Shares of stock not vested (#)		Market value of shares of stock not vested ($) (1)
Maurice J. Gallagher, Jr.	8,172	(2)	1,528,491
	8,264	(3)	1,545,699

John Redmond	8,172	(2)	1,528,491

Scott Sheldon	4,495	(2)	840,745
	10,985	(4)	2,054,634

Gregory C. Anderson	3,678	(2)	687,933
	10,325	(4)	1,931,188

Robert P. Wilson III	2,248	(2)	420,466
	5,507	(5)	1,030,029

Scott DeAngelo	1,694	(2)	316,846
	4,654	(5)	870,484

(1)Based on our closing stock price of $187.04 on December 31, 2021.
(2)Unvested restricted stock vesting one-half on each January 29, 2022 and 2023.
(3)Unvested restricted stock vesting one-third on each January 29, 2022, 2023 and 2024.
(4)Unvested restricted stock vesting one-third on each of August 1, 2022, 2023 and 2024.
(5)Unvested restricted stock vesting one-third on September 1, 2022, 2023 and 2024.

Option/SAR Exercises and Stock Vested Table

The following table summarizes the number of option/SARs awards exercised and stock awards vested by our named executive officers in 2021 and the value realized on option/SARs exercise or stock award vesting:

	Option/SAR Awards		Stock Awards
	Shares acquired on exercise (#)	Value realized on exercise ($)	Shares acquired on vesting (#)	Value realized on vesting ($)
Maurice J. Gallagher, Jr.			4,086	741,568	(1)

John Redmond			4,086	741,568	(1)
			6,000	1,088,940	(2)
			3,000	734,250	(3)
			3,000	607,440	(4)
			6,000	1,129,200	(5)

Scott Sheldon			2,247	407,808	(1)
			6,100	1,151,009	(6)
			12,200	2,296,040	(5)

Gregory C. Anderson			1,839	333,760	(1)
			5,800	1,094,402	(6)
			11,600	2,183,120	(5)

Robert P. Wilson III			1,123	203,813	(1)
			2,800	541,464	(7)
			5,600	1,053,920	(5)

Scott DeAngelo			1,021	185,301	(1)
			350	66,815	(8)
			2,484	480,356	(7)
			4,966	934,601	(5)

(1)Based on our closing stock price of $181.49 on January 29, 2021.
(2)Based on our closing stock price of $181.49 on January 31, 2021.
(3)Based on our closing stock price of $244.75 on April 1, 2021.
(4)Based on our closing stock price of $202.48 on October 1, 2021
(5)Based on our closing stock price of $188.20 on December 22, 2021
(6)Based on our closing stock price of $188.69 on August 3, 2021
(7)Based on our closing stock price of $193.38 on September 1, 2021
(8)Based on our closing stock price of $190.90 on July 22, 2021

Employee Benefit Plans

Long-Term Incentive Plan

Our Long-Term Incentive Plan (the “2016 Plan”) was adopted by our board of directors and approved by the stockholders in 2016.

The individuals eligible to participate in our 2016 Plan include our officers and other employees, our non-employee board members and any consultants we engage.

Our 2016 Plan is administered by the compensation committee. This committee determines which eligible individuals are to receive stock-based awards, the time or times when such stock-based awards are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, and the terms and conditions of each award including, without limitation, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding, provided that no option term may exceed ten years measured from the date of grant.

Vesting of any option grant is contingent on continued service with us. Upon the cessation of an optionee’s service, any unvested options will terminate and will be forfeited. Any vested, but unexercised options (i) may be terminated immediately if the optionee is terminated for misconduct, or (ii) if the cessation of service is other than for misconduct, will remain exercisable for such period of time as determined by the compensation committee at the time of grant and set forth in the documents evidencing the option. The compensation committee has the discretion, however, at any time while the option remains outstanding to (i) extend the period of time that the option may be exercisable following the cessation of an optionee’s service (but not beyond the term of the option) and (ii) permit the optionee to exercise options following a cessation of service that were not vested at the time of the cessation of service.

The exercise price for the shares of the common stock subject to option grants made under our 2016 Plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

Some of the terms of the 2016 Plan intended to protect and promote the interests of our stockholders are:

Limit on total shares available for future awards -The maximum number of new shares of common stock available for awards under the 2016 Plan is 2,000,000 shares and, as a result of the fungible ratio described below, a fewer number of shares will be available for issuance under the 2016 Plan if we continue to use restricted stock. Stock appreciation rights which may only be settled in cash will not count against this limit.

Fungible Ratio - The 2016 Plan applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at 2 times its number for purposes of the plan limit. As a result, only a maximum of 1,000,000 shares of restricted stock may be issued under the 2016 Plan. If a combination of restricted stock grants and stock options (or stock-settled stock appreciation rights) is used, the maximum number would be between 1,000,000 and 2,000,000 shares.

Certain shares not available for future awards - Any shares used by a participant to pay the exercise price or required tax withholding for an award will not be available for future awards under the 2016 Plan. The full number of stock-settled stock appreciation rights will be counted against the plan limit even if a fewer number of shares is delivered upon exercise.

No discounted options or stock appreciation rights - All stock options and stock appreciation rights must be granted with an exercise price or grant price of not less than the fair market value of the common stock on the grant date. As a result, the 2016 Plan prohibits discounted options or stock appreciation rights.

Prohibition on repricing - The 2016 Plan prohibits the repricing of stock options and stock appreciation rights (and other actions that have the effect of repricing). We have never repriced any stock options or stock appreciation rights.

Plan administration - The compensation committee, comprised solely of non-employee directors, administers the 2016 Plan.

Vesting acceleration on a change in control - In the event of a change in control, the vesting of performance-based awards may not be accelerated except to the extent based on actual results through the date of change in control or on a pro rata basis to reflect the portion of the applicable performance period that has elapsed, unless the award agreement provides otherwise.

Vesting of time-based awards on a change in control is not accelerated under any outstanding award agreements, but the compensation committee retains the right do so in its discretion..

Minimum vesting period for awards - The 2016 Plan provides that no awards will vest prior to one year after grant (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year) except that the compensation committee may provide for earlier vesting upon a participant’s termination of employment, death, disability or upon a change in control, subject to the above requirement for performance-based awards. The minimum vesting period need not apply for grants of up to five percent of the plan limit to the extent so designated by the compensation committee.

Clawback - The 2016 Plan refers to our executive compensation recoupment policy and provides that awards are subject to the application of that policy and other requirements of law.

Limit on individual grant - No award for more than 100,000 shares may be granted to any individual in any calendar year.

Limits on transferability of awards - The 2016 Plan does not permit options or other awards to be transferred to third parties for value or other consideration.

For accounting purposes, compensation expense related to equity based awards under the 2016 Plan is measured and recognized in accordance with stock-based compensation accounting standards.

Our board of directors has adopted the 2022 Long-Term Incentive Plan which remains subject to stockholder approval. The 2016 Plan will be terminated upon stockholder approval of the 2022 LTIP, but the terms remain applicable to all equity grants which remain outstanding.

Potential Payments upon Termination of Employment and Change in Control

John Redmond held 8,172 shares of unvested restricted stock as of December 31, 2021. The restricted stock vests over a three-year period subject to pro rata acceleration upon death, disability, termination of employment without cause or upon a resignation with good reason. If such a termination, resignation, death or disability had occurred on December 31, 2021, Mr. Redmond would have realized approximately $1.4 million from a pro rata acceleration of vesting (through the assumed December 31, 2021 termination date) of his remaining unvested restricted stock (8,172 shares), based on the $187.04 closing stock price on that date. In addition, he would continue to receive fringe benefits for a six-month period following any such termination. Under the employment agreement, Mr. Redmond has agreed to a noncompete and a nonsolicitation of employees during his employment and for two years thereafter and a nondisclosure of confidential information during his employment and for a period of three years thereafter.

In April 2022, Mr. Redmond signed a new employment agreement which supersedes the terms of the prior agreement, but this would not have impacted the termination benefits he would have received in the event of a hypothetical termination as of December 31, 2021 and as illustrated above.

Under the employment agreements entered into with Scott Sheldon, Gregory Anderson, Robert Wilson and Scott DeAngelo in August and September 2020 and in effect on December 31, 2021, each of them will receive accelerated vesting of all outstanding equity grants and will also receive continuation of base salary and fringe benefits for a period of six months after a termination without cause or resignation with good reason (as those terms are defined in the employment agreements). Accelerated vesting of stock grants will also occur upon death or disability. If such a termination or resignation had occurred on December 31, 2021, Mr. Sheldon, Anderson, Wilson and DeAngelo would have realized approximately $2.9 million, $2.6 million, $1.5 million and $1.2 million, respectively, from an acceleration of vesting (through the assumed December 31, 2021 termination date) of his theretofore unvested restricted stock, based on the $187.04 closing stock price on that date. In addition, each would have continued to receive base salary of approximately $22,000 per month for six months as well as continuing to receive fringe benefits for the six-month period following any such termination. Under his respective employment agreement, each of Mr. Sheldon, Anderson, Wilson and DeAngelo has agreed to a noncompete and a nonsolicitation of employees during his employment and for one year thereafter and a nondisclosure of confidential information during his employment and for a period of five years thereafter.

Director Compensation

The members of our board of directors receive an annual retainer of $20,000 per year plus an additional $5,000 for each meeting attended and will also be reimbursed for their out-of-pocket expenses.

Any new director will receive an initial grant of 1,000 shares of restricted stock on the date such individual joins the board. The restricted stock will vest over a period of two years upon the director’s completion of each year of board service over the two-year period measured from the grant date.

In addition, on the date of each annual stockholders' meeting, each board member (other than executive officers) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock, provided such individual has served on our board for at least six months. The restricted shares subject to each annual automatic grant will vest upon the director’s completion of one year of board service measured from the grant date.

The following table illustrates the compensation earned or paid to our non-management directors during 2021:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Montie Brewer	$40,000	$198,060	$238,060
Gary Ellmer	40,000	198,060	238,060
Ponder Harrison	40,000	198,060	238,060
Linda A. Marvin	40,000	198,060	238,060
Charles W. Pollard	40,000	198,060	238,060
Sandra D. Morgan	10,000	188,290	198,290

(1)Excludes expense reimbursements. We reimburse our directors for expenses incurred in attending board meetings.
(2)Represents the grant date fair value of restricted stock awards granted to each director in 2021 based on the closing stock price on the date of grant. All restricted stock granted to outside directors in 2021 will vest in 2022, except that the grant to Ms. Morgan will vest one-half in 2022 and one-half in 2023.

In 2021, no director received $10,000 or more in aggregate perquisites or other personal benefits, including the value of flight benefits. We do not provide tax gross-up payments to members of our board of directors.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for, among other things, reviewing and approving salary, bonus and other compensation for our executive officers, and setting the overall compensation principles that guide the committee’s decision-making. The compensation committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this report and discussed it with management. Based on the review and discussions with management, the compensation committee recommended to our board of directors that the CD&A be included in this report.

COMPENSATION COMMITTEE
Montie Brewer	M. Ponder Harrison	Charles W. Pollard

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

Since January 1, 2021, we have not been a party to any transaction in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than five percent of our capital stock or any member of their immediate families had a direct or indirect material interest.

All future transactions, including loans, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by our audit committee and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted in 2010, we are required to periodically include in our proxy statement and to present at the meeting a non-binding stockholder vote to approve the compensation of our named executive officers, as disclosed in this proxy statement.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. To that end, we are asking our stockholders to vote “FOR” the following resolution at the 2022 annual meeting of stockholders:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosures.

As provided by law, this vote will not be binding on our board of directors and may not be construed as overruling a decision by our board or create or imply any additional fiduciary duty on the board. The vote will not affect any compensation paid or awarded to any executive.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Vote Required

The resolution will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the resolution. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Because your vote is advisory, it will not be binding upon us, the compensation committee or our board. However, our compensation committee and our board value the opinions of our stockholders and to the extent there is any significant vote against our compensation practices for our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation arrangements.

Our board of directors believes our compensation policies and procedures achieve our objectives and unanimously recommends that you vote FOR the approval of this resolution. Proxy holders will vote all duly submitted proxies FOR ratification unless duly instructed otherwise.

PROPOSAL NO. 3

APPROVAL OF ALLEGIANT TRAVEL COMPANY
2022 LONG-TERM INCENTIVE PLAN

We are requesting our stockholders approve the Allegiant Travel Company 2022 Long-Term Incentive Plan (the "2022 LTIP"). Our board adopted the 2022 LTIP on April 25, 2022, subject to stockholder approval. The 2022 LTIP is intended to replace our 2016 Plan which will be terminated for new grants upon stockholder approval of the 2022 LTIP. If approved, the effective date of the Plan will be June 22, 2022. Upon approval by our stockholders, the 2022 LTIP will be the only plan we maintain providing for the grant of additional options, stock appreciation rights, restricted stock, restricted stock units dividend equivalents or other forms of equity-based or equity-related awards permitted by the Plan to executives, directors, employees or consultants of the Company.

We have provided equity-based compensation to officers, employees, directors and consultants under our 2016 Long-Term Incentive Plan, which we refer to as the 2016 Plan. The 2016 Plan will be terminated for new grants upon stockholder approval of the 2022 LTIP, so no further awards may be granted under the 2016 Plan. As of April 29, 2022, there were 151,831 shares of unvested restricted stock awards under the 2016 Plan. Although there would be no further grants under the 2016 Plan after stockholder approval of the 2022 LTIP, the awards outstanding under the 2016 Plan will remain in effect in accordance with their terms.

The 2016 Plan provided for a maximum 2,000,000 shares to be issued under such plan with a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, would be counted at two times its number for purposes of the Plan limit. We have not used all of this authority to date as there are still approximately 111,835 remaining shares available for issuance as of March 31, 2022 and since that date we have committed to grant an additional 26,646 shares of restricted stock and options to purchase 54,000 shares under the 2016 Plan, including grants to John Redmond described in the "Compensation Package under New Executive Employment Agreement" section above. We have adopted a new plan at this time to accommodate our commitments to make equity grants to our executive officers and other key employees as the 2016 share authorization was close to being exhausted and to simultaneously extend the term of the program. Any stock grants after April 1, 2022 will reduce the share reserve under the 2022 LTIP as if they had been issued under the 2022 LTIP. We are seeking stockholder approval for the 2022 LTIP Plan to issue up to 2,000,000 shares of our common stock, subject to the same fungible formula.

Our board of directors believes the 2016 Plan has contributed significantly to our success by enabling us to attract and retain the services of highly qualified officers, employees, directors and consultants. Because our success is largely dependent upon the interest and committed efforts of these individuals, we want to continue to provide equity-based incentive awards to recruit, motivate and retain these individuals. As a result, on April 25, 2022, our board of directors adopted, subject to stockholder approval, the Allegiant Travel Company 2022 Long-Term Incentive Plan, which we refer to as the "2022 LTIP."

The 2022 LTIP is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining officers, employees, directors and consultants. To achieve this purpose, the 2022 LTIP allows the flexibility to grant or award stock options,stock appreciation rights, restricted stock, restricted stock units, dividend equivalents or other forms of equity-based or equity-related awards permitted by the Plan to eligible individuals. No awards have been granted under the 2022 LTIP, but we have committed to various stock grants after stockholder approval of the 2022 LTIP and any grants made after April 1, 2022 under our 2016 Plan will be counted against the limit under the 2022 LTIP. See “New Plan Benefits” below. The 2022 LTIP will become effective on the date our stockholders approve it at the annual meeting.

Some of the terms of the 2022 LTIP intended to protect and promote the interests of the Company’s stockholders are:

Limit on total shares available for future awards -The maximum number of new shares of common stock that would be available for awards under the 2022 LTIP is 2,000,000 shares less any grants between April 1, 2022 and the date of the stockholder approval of the 2022 LTIP as if those grants were issued under the 2022 LTIP. As a result of the fungible ratio described below, a fewer number of shares will be available for issuance under the 2022 LTIP if we continue to use restricted stock. Further, none of the shares that remain available for future grants under the 2016 Plan would ever, in fact, be granted as that plan will be terminated upon stockholder approval of the 2022 LTIP. Stock appreciation rights which may only be settled in cash will not count against this limit.

Fungible Ratio - The 2022 LTIP applies a fungible ratio such that a full-value award, such as a restricted stock grant or restricted stock unit grant, will be counted at two times its number for purposes of the Plan limit. As a result, only a maximum of 1,000,000 shares of restricted stock may be issued under the 2022 LTIP. If a combination of restricted stock grants and stock options (or stock-settled stock appreciation rights) is used, the maximum number would be between 1,000,000 and 2,000,000 shares.

Certain shares not available for future awards - Any shares used by a participant to pay the exercise price or required tax withholding for an award will not be available for future awards under the 2022 LTIP. The full number of stock-settled stock appreciation rights will be counted against the Plan limit even if a fewer number of shares are delivered upon exercise.

No discounted options or stock appreciation rights - All stock options and stock appreciation rights must be granted with an exercise price or grant price of not less than the fair market value of the common stock on the grant date. As a result, the 2022 LTIP will prohibit discounted options or stock appreciation rights. This is consistent with the 2016 Plan and our prior grant practice.

Prohibition on repricing - The 2022 LTIP prohibits the repricing of stock options and stock appreciation rights (and other actions that have the effect of repricing). This is consistent with the terms of the 2016 Plan. We have never repriced any stock options or stock appreciation rights.

Plan administration - The compensation committee, comprised solely of non-employee directors who are each independent under the Nasdaq Stock Market listing standards, will administer the 2022 LTIP.

Vesting acceleration for performance-based awards on a change in control - In the event of a change in control, the vesting of performance-based awards may not be accelerated except to the extent based on actual results through the date of change in control or on a pro rata basis to reflect the portion of the applicable performance period that has elapsed, unless the award agreement provides otherwise.

Minimum vesting period for awards - The 2022 LTIP provides that no awards will vest prior to one year after grant (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year) except that the grant agreements may provide for earlier vesting upon a participant’s termination of employment, death, disability or upon a change in control, subject to the above requirement for performance-based awards. The minimum vesting period need not apply for grants of up to five percent of the plan limit to the extent so designated by the compensation committee.

Limited discretionary acceleration of vesting – The 2022 LTIP precludes the ability of the compensation committee to accelerate vesting of awards except in the case of death, disability or a change in control. However, grant agreements may provide for accelerated vesting of awards upon a participant’s termination of employment, death, disability or upon a change in control.

Holding period after vesting of grants to chief executive officer – The 2022 LTIP provides that the chief executive officer may not sell shares received under the 2022 LTIP until he has held those shares for at least 12 months after vesting. This restriction will not apply to shares withheld or sold to cover tax withholding requirements on the vesting of such shares or after death, disability, termination of employment without cause or resignation for good reason.

Clawback - The 2022 LTIP refers to our executive compensation recoupment policy and provides that awards are subject to the application of that policy and other requirements of law.

Limit on individual grant – The maximum number of shares that may be subject to options and/or other awards granted to any individual in any calendar year shall not exceed 100,000 shares.

Limits on transferability of awards – Unless the compensation committee determines otherwise on or after the date of grant, the 2022 LTIP does not permit options or other awards to be transferred to third parties for value or other consideration.

Description of the 2022 LTIP

The principal features of the 2022 LTIP are summarized below. We encourage you to read the entire proposed 2022 LTIP, which is attached as Appendix A to this Proxy Statement, for a full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the 2022 LTIP, the provisions of the 2022 LTIP will govern.

Administration

The compensation committee will have discretionary authority to operate, manage and administer the 2022 LTIP in accordance with its terms. The compensation committee will determine the officers, employees, directors, and consultants who will be granted awards under the 2022 LTIP, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The compensation committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, in certain circumstances and subject to limitations contained in the 2022 LTIP. The compensation committee will interpret the 2022 LTIP and award agreements and will have authority to correct any defects, supply any omissions, and reconcile any inconsistencies in the 2022 LTIP or any award agreements. The compensation committee’s decisions and actions concerning the 2022 LTIP will be final and conclusive. Within the limitations of the 2022 LTIP and applicable law, the compensation committee may delegate its responsibilities under the 2022 LTIP to sub-committees or persons selected by it, and the board of directors will be permitted to exercise all of the compensation committee’s powers under the 2022 LTIP.

The compensation committee is comprised of at least two members of the board of directors, each of whom is selected by the board of directors, and who will satisfy independence criteria established by the board of directors and additional regulatory requirements, including the listing standards of the Nasdaq Stock Exchange. Currently, the members of the compensation committee are Montie Brewer, Ponder Harrison and Charles Pollard, each of whom is a non-employee director of the Company and each is independent under the Nasdaq Stock Market listing standards.

Shares Subject to the 2022 LTIP

A total of 2,000,000 shares of our common stock will be available for issuance under the 2022 LTIP reduced by any grants between April 1, 2022 and the date of the stockholder approval of the 2022 LTIP as if those grants were issued under the 2022 LTIP. As indicated above, full-value awards such as restricted stock and restricted stock units will count as two shares each. The number of shares available under the 2022 LTIP is subject to adjustment for certain changes in our capital structure, as described below under “Adjustment Provisions.” The shares of common stock that may be issued under the 2022 LTIP will be authorized and unissued shares, shares held in treasury by the Company, shares purchased on the open market or by private purchase or any combination of the foregoing. Shares underlying awards that are forfeited, cancelled, expire unexercised or settled for cash would be available for future awards under the 2022 LTIP. Any shares used to pay the option price of an option or other purchase price of an award will not be available for future awards. If shares subject to an award are not delivered to a participant because the shares are withheld to pay the option price, purchase price or tax withholding obligations of the award, or a payment upon the exercise of a stock appreciation right is made in shares, the number of shares that are not delivered to the participant will not be available for future awards. On April 25, 2022, the closing price of our common stock on the Nasdaq Global Select Market was $164.33.

Participation

The compensation committee may grant awards under the 2022 LTIP to officers, employees, non-employees directors and consultants of ours, including joint ventures, partnerships or business organizations in which we have an equity interest. However, only employees of the Company or its subsidiaries will be eligible to receive “incentive stock options” under the 2022 LTIP.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2022 LTIP. Stock options granted under the 2022 LTIP will be either “incentive stock options,” which may be eligible for special tax treatment under the Internal Revenue Code, or “non-qualified stock options,” as determined by the compensation committee and stated in the option agreement. The number of shares covered by each option will be determined by the compensation committee. The exercise price of each option is set by the compensation committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of the Company, 110% of that fair market value). The fair market value of our common stock generally means the closing price of the common stock on the Nasdaq Stock Exchange on the option grant date. The exercise price of any stock options granted under the 2022 LTIP may be paid by check, or, with the compensation committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law, by net share settlement or similar procedure or by other means as the compensation committee, in its discretion, may authorize.

Options will become exercisable and expire at the times and on the terms established by the compensation committee. In no event may an option, whether or not an incentive stock option, be exercised later than the tenth anniversary of the grant date. Options generally terminate when the holder’s employment or service with us terminates. However, the compensation committee may determine in its discretion that an option may be exercised following the holder’s termination, whether or not the option is exercisable at the time of such termination. In no event may an option be exercised after the original term of the option as set forth in the award agreement. If a participant is terminated for misconduct (generally defined as fraud, embezzlement, dishonesty or unauthorized use of confidential information which materially affects the Company), any awards held by the participant may be forfeited as determined by the compensation committee.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the 2022 LTIP alone or contemporaneously with stock options granted under the Plan. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. Payment of the amount due upon the exercise of a cash-settled SAR or a SAR for which the participant elects to receive cash on exercise will be made in cash. Payment of the amount due upon exercise of a stock-settled SAR or a SAR for which the participant elects to receive stock on exercise will be made in shares having a fair market value, as of the date of the exercise, equal to such amount. SARs will become exercisable and expire at the times and on the terms established by the compensation committee. In no event may a stock appreciation right be exercised later than the tenth anniversary of the grant date. However, a SAR granted with an option will be exercisable and terminate when the related option is exercisable and terminates, and such related option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, such a SAR will not be exercisable to the extent that the related option is exercised. The number of shares covered by each SAR will be determined by the compensation committee.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the compensation committee. Until the applicable restrictions lapse (referred to as the period of restriction), shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests upon expiration of the period of restriction, the participant is entitled to receive a share of our common stock. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service or satisfaction of performance goals or other conditions established by the compensation committee. Generally, an award of restricted stock or restricted stock units may not vest earlier than one year from the date of grant, except that the grant agreement may provide that an award may vest earlier in cases of death or disability, termination of employment or on a change in control, as provided in the 2022 LTIP. A recipient of restricted stock will have the rights of a stockholder during the period of restriction, including the right to receive any dividends, unless the compensation committee provides otherwise in the grant. A recipient of restricted stock units will have the rights of a stockholder only as to shares that are actually issued to the participant upon expiration of the period of restriction, and not as to shares subject to the restricted stock units that are not actually issued to the participant. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the compensation committee. Upon termination of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant’s grant agreement provides otherwise.

Other Equity-Based or Equity-Related Awards

The compensation committee may grant to participants other equity-based or equity-related awards under the 2022 LTIP, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any other equity-based or equity-related awards will be determined by the compensation committee. The number of shares of our common stock related to an other equity-based or equity-related award will be determined by the compensation committee. Other equity-based or equity-related awards may be paid in shares of our common stock. The terms and conditions, including vesting conditions, of an other equity-based or equity-related award will be established by the compensation committee when the award is made. The compensation committee will determine the effect of a termination of employment or service on a participant’s other equity-based or equity-related awards.

Dividend Equivalents

The compensation committee may provide for the payment of dividend equivalents with respect to shares of our common stock subject to an award, such as restricted stock units, that have not actually been issued under that award. Dividend equivalents may be paid on a current or deferred basis, in cash or additional shares of our common stock and subject to such limitations and restrictions as the compensation committee may determine.

Performance Compensation Awards

Options, restricted stock awards, restricted stock units and other equity-based or equity-related awards subject to performance conditions (referred to in this summary as performance compensation awards) will be conditioned on the achievement by the Company, one or more operating divisions or subsidiaries, or any combination of the foregoing, of objectively determinable performance goals, based on one or more of the performance measures listed below, over a specified performance period: net income, total revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, growth rates, operating income growth, return on assets, total stockholder return, share price, return on equity, operating earnings, cost per available seat mile, cost per available seat mile excluding fuel, diluted earnings per share, earnings per share growth, or similar financial measures, or a combination thereof as selected by the compensation committee, and quantifiable non-financial goals.

After the end of the performance period, the compensation committee will determine and certify in writing the extent to which the performance goals have been achieved and the amount of the performance compensation award to be paid to the participant.

The compensation committee may, in its discretion, reduce or eliminate, but may not increase, the amount of a performance compensation award otherwise payable to a participant.

Transferability of Awards

Options, SARs, unvested restricted stock and other awards under the 2022 LTIP may not be sold or otherwise transferred except by will or the laws of descent and distribution or pursuant to a domestic relations order unless to certain permitted transferees authorized by the compensation committee in its discretion. The compensation committee may permit certain awards to be transferred for no consideration. Options and other awards under the 2022 LTIP may not be transferred to third parties for value or other consideration.

Change in Control

In the event a change in control of the Company (as defined in the 2022 LTIP) the compensation committee will have full authority to determine the effect, if any, of a change in control on the vesting, exercisability, settlement, payment or lapse of restrictions on an award subject to the limitations described above with respect to accelerated vesting of performance-based awards which cannot be accelerated except to the extent based on actual results or time lapsed prior to the change in control.

Adjustment Provisions

In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other change to our capital structure, the maximum number of shares available under the plan, the number of outstanding awards and the exercise price and grant price of outstanding awards shall be equitably adjusted as determined by the compensation committee. In the discretion of the compensation committee, similar equitable adjustments may be made in the event of an extraordinary dividend, split-up, spin-off, combination, exchange of shares or similar corporate events.

Amendment and Termination

The board of directors may amend, alter, suspend or terminate the 2022 LTIP. However, no amendment, alteration, suspension or termination of the 2022 LTIP may materially impair the previously accrued rights of a participant under any previously granted award without the participant’s consent, except with respect to any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules. Additionally, no plan amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules.

Except in an adjustment described above under “Adjustment Provisions,” the 2022 LTIP prohibits the Company from: (i) amending the terms of any outstanding stock option or SAR to reduce its exercise price or grant price, (ii) canceling an outstanding stock option or SAR with an exercise price or grant price in excess of fair market value in exchange for cash, (iii) the granting of an option or SAR at a lower exercise price or grant price or the granting of a different type of award, or (iv) taking any other action as to an option or SAR that is considered a “repricing” under the rules of the Nasdaq Stock Exchange, or any other applicable securities exchange.

Duration of 2022 LTIP

If the 2022 LTIP is approved by our stockholders, the 2022 LTIP will become effective as of the date of the annual meeting and will continue in effect until all shares of our common stock available under the 2022 LTIP are delivered and all restrictions on those shares have lapsed, unless the 2022 LTIP is terminated earlier by the board of directors. No awards may be granted under the 2022 LTIP after April 30, 2032.

Non-United States Participants

The compensation committee may grant awards to, and establish modifications, amendments, procedures and sub-plans for, eligible individuals who reside outside the United States or are subject to non-United States legal or regulatory provisions, on terms and conditions different from those otherwise specified in the 2022 LTIP to foster and promote achievement of the plan’s purposes and comply with those non-United States legal or regulatory provisions.

Tax Withholding Obligations

The 2022 LTIP authorizes us to withhold all applicable taxes from any award or payment under the 2022 LTIP and to take other actions necessary or appropriate to satisfy those tax obligations. Subject to applicable law, a participant may elect to satisfy these tax obligations by electing to have the Company withhold shares otherwise deliverable under the award, based on the fair market value of those shares on the date withheld.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the 2022 LTIP. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation. If an award constitutes non-qualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.
The grant of options under the 2022 LTIP will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a non-qualified stock option or an incentive stock option.

The exercise of a non-qualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for non-qualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, subject to certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The grant of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

The grant of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

The grant of an other equity-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of an other equity-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above. If an other equity-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2022 LTIP in connection with a “change in control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

All of our employees and non-employee directors are theoretically eligible to receive grants under the 2022 LTIP if granted by the compensation committee, but our practice has been to grant awards only to managerial personnel. Although we had more than 5,000 employees as of April 25, 2022, there are currently approximately 100 employees and six non-employee directors holding outstanding equity awards under our prior 2016 Plan. No awards will be granted under the 2022 LTIP unless the plan is approved by our stockholders.

In connection with the employment agreements we have entered into with our executive officers and as a retention stock bonus payable to other officers whose compensation has been restricted under the payroll support programs, we have committed to issue restricted stock and stock option grants as indicated in the below table. Please refer to the Compensation Strategy Discussion under the Compensation Discussion and Analysis for the rationale for these grants. The following table sets forth the number of shares of common stock underlying awards committed to be issued to the officers and directors of the Company under the 2022 LTIP as of April 30, 2022.

NEW PLAN BENEFITS
Allegiant Travel Company
2022 Long-term Incentive Plan

Name and Position	Dollar Value ($)		Number of Units (3)
John Redmond, Chief Executive Officer (1)	(2)		98,167

Scott Sheldon, Executive Vice President and Chief Operating Officer	(2)		10,000

Scott Sheldon, Executive Vice President and Chief Operating Officer	$2,100,000	(4)	(4)
Gregory Anderson, Executive Vice President and Chief Financial Officer	(2)		10,000

Gregory Anderson, Executive Vice President and Chief Financial Officer	$1,975,000	(4)	(4)

Scott DeAngelo, Executive Vice President and Chief Marketing Officer	(2)		7,500
Scott DeAngelo, Executive Vice President and Chief Marketing Officer	$960,000	(4)	(4)

Robert Wilson, Executive Vice President and Chief Information Officer	(2)		7,500
Robert Wilson, Executive Vice President and Chief Information Officer	$1,085,000	(4)	(4)
Executive Group	$6,120,000	(5)	133,167	(6)

Non-Executive Director Group (7)

Non-Executive Officer Employee Group	$5,325,000	(8)	(8)

(1) To become chief executive officer as of June 1, 2022.
(2) Dollar value will be based on value of our stock on the date of grant upon the expiration of the executive compensation restrictions under the payroll support programs in 2023 if the officer remains employed on that date.
(3) Shares of restricted stock. For Messrs. Sheldon, Anderson, DeAngelo and Wilson, these grants reflect the number of shares of restricted stock under each officer’s existing employment agreement upon the expiration of the payroll support programs’ limitation period (10,000 shares for each of Messrs. Sheldon and Anderson and 7,500 shares for each of Messrs. DeAngelo and Wilson) which will be granted on April 3, 2023 (in each case, conditional on continued employment as of the grant date).
(4) Each of these executive officers will receive a grant of restricted stock on August 1, 2022 or September 1, 2022 (if employed on such date), under their respective employment agreements with a date of grant value equal to the amount indicated in the table. The number of shares to be issued will be based on the closing stock price as of the date of grant.
(5) The total dollar value does not reflect the dollar value of shares for those committed grants based on specified numbers of shares as the value will depend on the dollar value of our stock on the future date of grant.
(6) The total number of shares does not reflect the number of shares to be issued to the various executive officers referenced in footnote (4) as the number of shares will depend on the closing price of our stock on the date of grant.
(7) Each board member (other than executive officers) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock on the date of each annual stockholders’ meeting. The number of shares to be granted to non-executive board members will depend on the number of such qualifying directors at the time of each stockholders’ meeting in 2023 and thereafter.
(8) As a result of the compensation restrictions under the CARES Act and payroll support programs, we committed to grant restricted stock with a value equal to the amount shown in the table to 25 officers (who are not executive officers) who remain in our employ after the expiration of these restrictions, which is expected to be April 1, 2023. The number of shares to be issued will be based on the closing stock price as of the date of grant.

Otherwise, it will be within the compensation committee’s discretion to determine which employees will receive awards under the 2022 LTIP and the types and amounts of those awards. As such, it is not possible at present to specify the benefits that would be received under the 2022 LTIP by our employees if the 2022 LTIP is approved by the stockholders. In addition, the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2022 LTIP had been in effect cannot be determined.

Vote Required

The Proposal will be approved if the number of votes cast in favor of the resolution exceeds the number of votes cast in opposition to the Proposal. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the Proposal to adopt the 2022 LTIP.

Our board of directors unanimously recommends a vote FOR the approval of the Allegiant Travel Company 2022 Long-Term Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected KPMG LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2022. At the meeting, our stockholders will be asked to ratify the selection of KPMG LLP as our independent registered public accountants for 2022. KPMG has served as our independent registered public accounting firm since 2016.

Although there is no requirement we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, our audit committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of KPMG LLP and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.
Representatives of KPMG LLP are expected to be available in person or by phone during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from stockholders.
Our board of directors recommends you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accountants.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed by KPMG LLP for the audit of our annual financial statements and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $1,479,000 for the year ended December 31, 2021 and $1,548,000 for the year ended December 31, 2020.

Audit-Related Fees

Fees billed by KPMG LLP for professional services that were reasonably related to the performance of the audits referred to above were $8,000 during 2021 and $8,000 in 2020.

Tax Fees

Fees billed by KPMG LLP for tax compliance, tax advice or tax planning services were $55,000 during 2021 and $33,000 in 2020.

All Other Fees

No such fees were billed by KPMG LLP in 2021 or 2020.

All non-audit services require an engagement letter to be signed prior to commencing any permissible services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee requires pre-approval from our audit committee of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management. The audit committee has delegated pre-approval authority to its Chair. Under this delegation, the Chair must report any pre-approval decision to the audit committee at its next meeting following the pre-approval. No non-audit services were rendered that were not in compliance with this policy.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF TERMINATION PAY

John Chevedden (the “Proponent”) has advised us he plans to present the following proposal (the “Proposal”) at our annual stockholders’ meeting. The Proponent has made several stockholder proposals in recent years, each of which has been defeated by the Allegiant stockholders. The Proposal is included in this proxy statement pursuant to the rules of the SEC. The board and the Company accept no responsibility for the proposal and supporting statement. The Company will promptly provide to any stockholder the address of the Proponent upon receiving an oral or written request from such stockholder to the Company counsel via phone at 770-830-8911 or email at robert.goldberg@allegiantair.com. Proponent has furnished evidence of ownership of no less than $2,000 market value of shares of the Company’s common stock for at least one year prior to the date the proposal was submitted.

As required by SEC rules, the Proponent’s Proposal and supporting statement are quoted verbatim below.

For the reasons set forth by the Company in the section titled “Company Statement in Opposition” following the Proponent’s Proposal and supporting statement, the Company recommends a vote AGAINST the Proponent’s Proposal.
Stockholder Proposal

Proposal 5 — Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension beneﬁts, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump—sum payments; payments offsetting tax liabilities; perquisites or beneﬁts not vested under a plan generally available to management employees; post-employment consulting fees or ofﬁce expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be good but shareholder ratiﬁcation of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive $39 million in termination payments, nearly 7-times his base salary plus short-term bonus.

It is in the best interest of Allegiant shareholders to be protected from such lavish management termination packages for one person.

It is important to have this policy in place so that Allegiant management stays focused on improving company performance as opposed to seeking a merger mostly to trigger a management golden parachute windfall.

This proposal is more important at Allegiant because of the tendency to overpay management or provide the wrong management pay incentiyes. Allegiant management pay was rejected by 22% of shares in 2021 when a 5% rejection is the norm. When sharekholders vote against management pay they also have the option of voting against the members of the management pay committee:

Montie Brewer
Ponder Harrison
Charles Pollard

This proposal topic won 58% support at the 2021 FedEx annual meeting.

A 2015 General Electric shareholder proposal similar to the FedEx proposal won 40% GE shareholder support with 2.2 billion votes in favor. This may have represented 51% support from the GE shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management especially on issues of management pay.

Please vote yes:
Shareholder Ratification of Termination Pay — Proposal 5

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL

The Board's and Management's Statement in Opposition

Proposal 5 requests that we seek stockholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus (the “Proposed Limit”). As further described below, our stockholders’ interests are best served by providing us with flexibility to structure compensation arrangements without these restrictions. The board believes that seeking stockholder approval for these severance or termination packages is unnecessary and not in the best interests of stockholders for the reasons below.

We object to the Proponent’s statement as to a “tendency to overpay management.” We believe our executive pay has always been within the norm for our industry and reflective of Company performance. That statement particularly rings hollow when both our chief executive officer and our president received zero compensation in 2021.

The Proponent also implies that Allegiant management may be “seeking a merger mostly to trigger a management golden parachute windfall.” There is no basis for this statement. Our current chief executive officer does not have any agreement providing for any post-termination pay and the employment agreement for our president (to be chief executive officer as of June 1, 2022) does not provide for any post-termination pay other than a pro rata vesting of his stock grants to the date of termination.

It is not clear how the Proposal would apply to Allegiant.

If this Proposal is approved by our stockholders, it is unclear how it should be implemented because it refers to “senior managers” without providing any definition of this term. We have more than 5,000 employees and potentially up to 120 managers who could be considered to be “senior managers.” The Proposal could be interpreted to apply to only a few senior executive employees, on the one hand, or a very large number of employees, on the other hand. In addition, our executive officers do not have either a base salary or target short-term bonus. The lack of definition regarding which senior managers’ severance compensatory arrangements are affected and how these limits would apply to senior managers who do not have a base salary or target short-term bonus makes the Proposal unworkable.

The Proposal would make it difficult to enter into agreements sought to retain executives.

As discussed in “Compensation Discussion and Analysis – Compensation Strategy Discussion”, we expect to enter into new employment agreements with four of the five named executive officers in advance of the expiration of their current contracts in 2023 and to be effective after the expiration of the restrictions on executive compensation under the payroll support programs. We expect these contracts will provide for compensation heavily weighted to long-term equity compensation awards. These equity awards would be intended to motivate and reward our senior executive team for maximizing long-term stockholder value. As these agreements may provide for accelerated vesting upon a termination without cause by us or termination for “good reason” by the employee, death or disability, these agreements could be deemed to violate the Proposed Limit the stockholder Proposal seeks to impose. These assurances could be highly beneficial and acceptable because these are employees we know well and who have been very successful leading our Company. Three of the four named executive officers have been with us in some capacity for more than 12 years. We do not anticipate there would ever be a termination without cause or resignation for good reason for these named executive officers under our particular circumstances. In addition, these assurances could be necessary to have these executives commit to long-term employment agreements in light of their exceptional performance, potential lucrative offers from others in the current highly competitive environment for executive talent and our desire to keep the management team intact. The stockholder Proposal ignores these compelling circumstances and would tie our hands, impeding our ability to quickly react to the current market conditions and provide attractive compensation packages to assure retention of management.

The Proposal could have the effect of limiting our reliance on equity compensation.

We believe long-term performance is the most important measure of our success, as we manage our operations and business for the long-term benefit of our stockholders. Equity incentives in the form of restricted stock grants support the achievement of our business strategies and goals, align financial rewards with the economic interests of our stockholders, facilitate significant Company stock ownership by our executives, and promote retention of leadership talent that is critical to our success. Equity awards are a fundamental element of our compensation programs and are granted to and accepted by our key employees with the expectation that they will be given a fair opportunity to realize the full value of these awards if we perform well.

The Proposal would potentially require stockholder approval in order for certain employees and executives to realize the full value of their equity awards upon a qualifying termination. As a result, the board believes the proposal would have the effect of discouraging the use of long-term equity incentive awards and, accordingly, directly conflict with the objectives of our executive compensation programs—namely, the alignment of stockholder and executive interests.

Because we operate an airline in a highly challenging business environment, we compete for talented employees with other large companies in both our industry and others. Our performance and relatively young executive team have made our executives attractive targets for other companies and they are aggressively recruited. To prevent loss of our talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to attract and retain outstanding people to run our business.

We rely on equity awards and carefully designed severance programs to motivate and retain our executives and we believe these awards and programs are necessary for us to remain competitive in attracting and retaining highly qualified individuals upon whom, in large measure, our future growth and success depend. The Proposal could have an adverse effect on our ability to attract and retain key talent because a significant portion of an employee’s compensation may be contingent on stockholder approval and remain uncertain until a stockholder vote could be held.

Our compensation committee is best suited to craft executive compensation packages without the complication of stockholder approvals.

We believe our compensation committee is best suited to structure compensation programs that address our needs. Our compensation committee, which is composed entirely of independent directors, has the expertise and perspective to design and implement our compensation practices in line with the principles and interests of our stockholders. We believe we need to retain the flexibility and discretion to structure effective compensation programs. Imposing an arbitrary Proposed Limit or otherwise requiring stockholder approval would unduly limit our compensation committee’s ability to exercise their judgment.

It is important to note that our stockholders have indicated significant support for our compensation programs prior to the pandemic, evidenced by the fact our say-on-pay approval rating has exceeded 93% in each of the three years prior to the pandemic.

A requirement to call a special meeting of stockholders to obtain prior approval of a severance arrangement that would provide benefits in excess of the Proposed Limit would be expensive and impractical, and could severely disadvantage our ability to recruit qualified employees, especially given the potential breadth of “senior manager” employees the proposal appears to cover. Top candidates, when informed that the terms of their compensation arrangements first require stockholder approval, would likely be unwilling to wait for such approval and may instead seek employment elsewhere, including at one of our competitors that do not have similar restrictions on their ability to offer severance benefits.

Avoiding stockholder approval by entering into severance arrangements for amounts less than the Proposed Limit would not offer a practical solution to this obstacle. The benefits covered by the Proposed Limit in the proposal would include the value of prior equity awards that are accelerated upon a severance event. It is market practice and invariably the case, particularly with regard to highly sought-after employees, that employment agreements or other severance arrangements provide for at least partial vesting of equity awards upon certain types of severance events. An arrangement that provides for accelerated vesting of stock awards upon severance, even if permitted only on a partial, pro rata basis, would have a higher probability of exceeding the Proposed Limit. We believe that our stockholder interests are best served by voting against the proposal so that we can continue to grant equity-based pay with multi-year vesting requirements and remain competitive in attracting and retaining highly qualified employees.

In summary, the board believes our current compensation policies and practices are appropriate and effective at aligning the interests of our executives with those of our stockholders. Our compensation programs provide us with the ability to effectively attract, retain and motivate talented employees. Adoption of this Proposal could undermine the objectives of our programs and would not be in the best interests of our stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL (PROPOSAL 5).

STOCKHOLDER PROPOSALS

We currently expect to hold our 2023 annual meeting of stockholders in June and to mail proxy materials in May 2023. In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, Attention: Robert Goldberg, Secretary, not later than January 11, 2023.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us c/o Robert B. Goldberg, Esq., Senior Counsel, 1201 N. Town Center Dr., Las Vegas, Nevada 89144, or call Mr. Goldberg at (702) 830-8911. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,
Robert. B Goldberg,
Secretary

APPENDIX A

ALLEGIANT TRAVEL COMPANY
2022 LONG-TERM INCENTIVE PLAN

1.PURPOSES OF THE PLAN: The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

2.DEFINITIONS AND RULES OF CONSTRUCTION:

(a)Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

"Award" means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

"Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant or alternatively, may be signed by electronic signature or other electronic indication of acceptance.

"Board" means the board of directors of the Company, as constituted from time to time.

"CEO" means the Chief Executive Officer of the Company.

"Change in Control" means: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (iii) any transaction as a result of which any person (other than anyone who was a five percent or more stockholder of the Company on the Effective Date) is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of clause (iii), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless such event also constitutes a "Change in Ownership", "Change in Effective Control" or "Change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.

"Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

"Committee" means the compensation committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Committee shall be construed to include actions by the Board.

"Common Stock" means the common stock of the Company, par value $0.001 per share, or such other class of share or other securities as may be applicable under Section 12(b) of the Plan.

"Company" means Allegiant Travel Company, a Nevada corporation, or any successor to all or substantially all of its business that adopts the Plan.

"Effective Date" means the date on which the Plan is approved by the stockholders of the Company.

"Eligible Individuals" means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"Fair Market Value" means the market value of a share of Common Stock on a particular date determined as follows. In the event the Company's Common Stock is listed on an established stock exchange, Fair Market Value shall be deemed to be the closing price of the Company's Common Stock on such stock exchange on such date or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, the Fair Market Value shall be determined at such price for the next preceding day upon which a sale shall have occurred; provided, however, that for purposes of determining the amount of cash payable or stock issuable upon the exercise of a Stock Appreciation Right, Fair Market Value shall be the highest reported trading price on such day. In the event the Company's Common Stock is not listed upon an established system, but is quoted on the over-the-counter bulletin board or similar trading market (“OTC”), the Fair Market Value shall be deemed to be the closing sale price (if reported) or otherwise, the mean between the closing dealer "bid" and "asked" prices for the Company's Common Stock as quoted on the OTC for such date, and if no closing sale price or "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event the Company's Common Stock is neither listed on an established stock exchange nor quoted on the OTC, the Fair Market Value on such date shall be determined by the Committee in its good faith discretion.

"Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Subsidiary) to discharge or dismiss any Participant or other person in the service of the Company (or any Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute Misconduct.

"Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

"Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

"Other Award" means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

"Parent" means any corporation which at the time qualifies as a parent of the Company under the definition of "parent corporation" contained in Section 424(e) of the Code.

"Participant" means an Eligible Individual who has been granted an Award under the Plan.

“Performance Award” means any award granted pursuant to Section 6(i) of the Plan in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or other awards of property, including cash, that have a performance feature described in Section 6(i) of the Plan.

"Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

"Performance Target" means the targets established by the Committee and set forth in the applicable Award Document.

"Plan" means the Allegiant Travel Company 2022 Long-Term Incentive Plan, as may be amended from time to time.

"Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

"Restricted Stock" means stock granted or sold to a Participant pursuant to Section 8 of the Plan.

"Restricted Stock Unit" means a right to receive a Share (or cash, if applicable) in the future, granted pursuant to Section 8 of the Plan.

"Shares" means shares of Common Stock.

"Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

"Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

“Time-Based Award” means any Award granted pursuant to the Plan which is not a Performance Award.

(b)Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. ADMINISTRATION:

(a)Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to: (i) select the Participants from the Eligible Individuals; (ii) grant Awards in accordance with the Plan; (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company; (v) subject to Section 15, amend the terms and conditions of an Award after the granting thereof; (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vii) construe and interpret any Award Document delivered under the Plan; (viii) make factual determinations in connection with the administration or interpretation of the Plan; (ix) prescribe, amend and rescind administrative regulations, rules and procedures relating to the Plan; (x) employ such legal counsel (who may be counsel to the Company), independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; (xi) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants; and (xii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)Determinations of Committee Final and Binding. All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

(d)Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that the Committee may not: (i)

delegate its authority pursuant to Section 15 to amend the Plan or (ii) delegate to any executive officer of the Company, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company. Any such authority delegated or allocated by the Committee under this Section 3(d) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(e)Liability of Committee. Subject to applicable laws, rules or regulations, (i) no member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.ELIGIBILITY:

(a)Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under the Plan, references to "employment" or "employed" include Participants who are directors or consultants of the Company or its Subsidiaries.

(b)Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.SHARES SUBJECT TO THE PLAN:

(a)Plan Limit. Subject to Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 2,000,000 reduced by any grants made by the Company between April 1, 2022 and the Effective Date which shall be counted as if granted under this Plan (the “Plan Limit”). Such number excludes any awards outstanding prior to the Effective Date under any prior incentive plan. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. Each Share issued pursuant to an Award other than an Option or a Stock Appreciation Right shall count as two (2) Shares for purposes of the Plan Limit. Each Share which may be issued upon exercise of an Option shall count as one Share. Each Share to which a Stock Appreciation Right relates shall be counted as one Share to the extent such Stock Appreciation Right is or may be settled in stock. Any Stock Appreciation Right which may only be settled in cash shall not be counted against the Plan Limit. For Awards which are not denominated in Shares, the Plan Limit shall be reduced by the number of Shares delivered upon settlement or payment of the Award.

(b)Share Replenishment. In addition to the Shares authorized by Section 5(a), Shares underlying Awards that are granted under the Plan, but which are subsequently forfeited, cancelled or expire for any reason without being exercised or settled shall again become available for issuance under the Plan. In addition, to the extent a Stock Appreciation Right which may be settled in cash or stock is exercised for cash, the Shares underlying such Stock Appreciation Right shall again become available for issuance under the Plan. The following Shares shall not become available for issuance under the Plan: (x) Shares tendered in payment of an Option or other

Award, and (y) Shares withheld for taxes or in payment of the Exercise Price of an Award. Shares purchased by the Company using Option proceeds shall not be added to the Plan Limit. Upon the exercise of any Stock Appreciation Right for stock, the difference between the number of Stock Appreciation Rights exercised and the number of Shares delivered on the exercise of the Stock Appreciation Right shall not be added back to the Plan Limit.

(c)Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 12(b) of the Plan, the maximum number of Shares that may be subject to Options and/or other Awards granted to any one Eligible Individual in any calendar year shall not exceed 100,000 Shares.

6.AWARDS IN GENERAL:

(a)Types of Awards. Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may, in its sole discretion, in the event of death, disability or a Change in Control accelerate (i) the vesting or payment of any Time-Based Award, (ii) the lapse of restrictions on any Time-Based Award or (iii) the date on which any Time-Based Award first becomes exercisable, subject, however, to the restrictions in Section 6(c). The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards or to accelerate Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary. An Award Document shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Award’s effectiveness, that such Award Document be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted and such executed Award Document to be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award.

(c)Minimum Vesting. Except as otherwise provided herein, any Award shall have a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service by reason of death or disability, or a Change in Control. Notwithstanding any provision herein to the contrary, up to five percent (5%) of the Plan Limit (the “ Excepted Shares ”) shall not be subject to the minimum restriction period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided, however, that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted.

(d)Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations and subject to the limitation in Section 6(c), in connection with a Participant's termination of employment as a result of death, disability or a Change in Control, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time. Should a Participant’s service with the Company be terminated for Misconduct or should a Participant otherwise engage in Misconduct while holding one or more outstanding Awards under this Plan, then all Awards held by such a Participant shall, in the Committee’s discretion, terminate immediately and cease to be outstanding.

(e)Repricing. Except in the event of capital adjustments under Section 12(b) hereof, unless the approval of stockholders of the Company is obtained, (i) Options and Stock Appreciation Rights issued under the Plan shall not be amended to lower their exercise price, (ii) Options and Stock Appreciation Rights issued under the Plan will not be exchanged for (or cancelled and replaced with) other Options or Stock Appreciation

Rights with lower exercise prices, (iii) Options and Stock Appreciation Rights issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or Stock Appreciation Rights that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.

(f)Change in Control. The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or subject to the limitations described below with respect to Performance Awards, determined at a subsequent time. Except as otherwise specified in an Award Document (or in a Participant's employment agreement), and subject to applicable laws, rules and regulations, the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of a Participant in an Award granted under the Plan, including, without limitation: (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award may be exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making such other adjustments to the Awards then outstanding as the Board or the Committee deems appropriate to reflect such Change in Control; or (iii) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control; provided, however, that in the event of a Change in Control and unless the Award Document provides otherwise, the vesting of Performance Awards may not be accelerated except to the extent based on actual results through the date of the Change in Control or on a pro rata basis to reflect that portion of the applicable ongoing Performance Period that has elapsed as of the date of the Change in Control.

(g)Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine.

(h)Restrictions Applicable to CEO. The CEO shall be required to hold, and not sell, transfer or otherwise dispose of any Shares issued to the CEO for a period of twelve (12) months following the lapse of restrictions relating to Restricted Stock or Restricted Stock Units, or the exercise of Options; provided, however, this restriction will not apply: (i) to Shares withheld or sold to cover tax withholding requirements related to such Shares, or (ii) if there is a Change in Control or if the CEO’s employment is terminated as a result of a termination by the Company without cause (as defined in his employment agreement with the Company as in effect at the time), a resignation by Executive with good reason (as defined in his employment agreement with the Company as in effect at the time), or as a result of the CEO’s death or disability.

(i)Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

(j)Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation." Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets. The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, total revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, cost per available seat mile, cost per available seat mile excluding fuel, diluted earnings per share, earnings per share growth, or similar financial measures, or a combination thereof as selected by the Committee, and quantifiable nonfinancial goals. The applicable Performance Targets will be established by the Committee prior to the commencement of the applicable Performance Period. Each Participant is assigned a target number of Shares (subject to the limitations set forth in Section 5(c)) payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. If a Participant's performance exceeds such Participant's Performance Targets, Awards may be greater than the target number, but may not exceed two hundred percent (200%) of such Participant's target number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the quantified results.

7.TERMS AND CONDITIONS OF OPTIONS:

(a)General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option (or partially an Incentive Stock Option and partially a Nonqualified Stock Option), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

(c)Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)Payment of Exercise Price. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery for cancellation of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

(e)Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.TERM AND CONDITIONS OF RESTRICTED STOCK UNITS AND RESTRICTED STOCK

(a)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares in consideration of the Participant's employment with the Company or any of its Subsidiaries. The Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares as provided in the Award Document, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b)Restricted Stock. An Award of Restricted Stock shall consist of one or more shares of Common Stock granted or sold to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

9.STOCK APPRECIATION RIGHTS:

(a)General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. At the sole discretion of the Committee, the Award Document may provide that payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

(b)Term. A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth anniversary of the date of grant of such Stock Appreciation Right.

(c)Methods of Exercise. In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d)Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10.OTHER AWARDS: The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

11.CERTAIN RESTRICTIONS:

(a)Transfers. Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant's family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of the stock exchange that lists the Shares (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 11(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.RECAPITALIZATION OR REORGANIZATION:

(a)Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number (the Plan Limit) and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation and may be equitably adjusted in the sole discretion of the Committee in the event of an extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Shares. In each case in which an adjustment is made, the adjustment shall be to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events for which an adjustment is made, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

13.TERM OF THE PLAN: Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on April 30, 2032, except with respect to Awards then outstanding. No Awards may be granted under the Plan after April 30, 2032.

14.EFFECTIVE DATE: The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the stockholders on or before June 30, 2023, the Plan shall be void ab initio .

15.AMENDMENT AND TERMINATION: Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Committee shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted).

16.MISCELLANEOUS:

(a)Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award or to vest in a Restricted Stock or Restricted Stock Unit grant to remit to the Company, prior to such payment or in connection with such vesting, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by such individual or to repurchase Shares that were issued to such individual to satisfy the statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)Forfeiture; Recoupment. Notwithstanding any provision in this Plan or any Award Document to the contrary, Awards will be subject, to the extent applicable, to: (a) the terms and conditions of the Company’s executive compensation recoupment policy (as previously adopted, and as may be amended and restated from time to time); and (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd Frank Act”), the Sarbanes-Oxley Act of 2002, as amended, and rules, regulations and binding, published guidance thereunder, and any similar legislation that may be enacted subsequent to the date hereof (including any rules, regulations and binding, published guidance thereunder). Without limiting the generality of the foregoing, the Company may, in its sole discretion, implement any recoupment policies or make any changes to the Company’s existing recoupment policies as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Act).

(d)Securities Law Restrictions. An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(f)Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(g)Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(h)Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i)Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(j)Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(k)Section 409A of the Code. If any provision of the Plan or an Award Document contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of retirement, if applicable), notwithstanding any provision herein or in the Participant’s Award Agreement to the contrary, if at the time of payment under such an Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6) month period measured from the date of the Participant’s separation from service, or (B) the date of the Participant’s death. Upon the expiration of the six (6) month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 16(k) shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Document. The term “specified employee” shall have the same meaning as assigned to that term under Section 409A(a)(2)(B)(i) of the Code and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by the Company for such purposes.

(l)Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (other than its conflict of law rules).

AS APPROVED BY THE BOARD OF DIRECTORS OF ALLEGIANT TRAVEL COMPANY ON APRIL 25, 2022.

SCAN TO
VIEW MATERIALS & VOTE

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ALLEGIANT TRAVEL COMPANY

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Maurice J. Gallagher, Jr.	☐	☐	☐
1b. Montie Brewer	☐	☐	☐
1c. Gary Ellmer	☐	☐	☐
1d. Ponder Harrison	☐	☐	☐
1e. Linda A. Marvin	☐	☐	☐
1f. Sandra Morgan	☐	☐	☐
1g. Charles W. Pollard	☐	☐	☐
1h. John Redmond	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Approval of advisory resolution approving executive compensation.	☐	☐	☐
3. Approval of the Allegiant Travel Company 2022 Long-term Incentive Plan.	☐	☐	☐
4. Ratification of KPMG LLP as independent registered public accountants.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
5. Stockholder proposal regarding shareholder ratification of termination pay.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date